                                                                     Exhibit 2.1
                                                                  EXECUTION COPY

================================================================================


                                MERGER AGREEMENT

                                  By and Among

                                 RADIO ONE, INC.
                                 as the "Parent"

                        BLUE CHIP MERGER SUBSIDIARY, INC.
                           as the "Merger Subsidiary"

                                  L. ROSS LOVE
                                 CHERYL H. LOVE
                          LRC LOVE LIMITED PARTNERSHIP
                         LOVE FAMILY LIMITED PARTNERSHIP
                              J. KENNETH BLACKWELL
                         WINDINGS LANE PARTNERSHIP, LTD.
                                  LOVIE L. ROSS
                                CALVIN D. BUFORD
                        BUFORD FAMILY LIMITED PARTNERSHIP
                                C. HOWARD BUFORD
                               THOMAS REVELY, III
                                    VADA HILL
                                 STEVEN R. LOVE
                               STEPHEN E. KAUFMANN
                               GEORGE C. HALE, SR.
                                 R. DEAN MEISZER
                         EGI-FUND (99) INVESTORS, L.L.C.
                          TORCHSTAR COMMUNICATIONS, LLC
                       BLUE CHIP VENTURE FUNDS PARTNERSHIP
                              TREBUCHET CORPORATION
                                       and
                       QUETZAL/J. P. MORGAN PARTNERS, L.P.
                              as the "Stockholders"

                                       and

                          BLUE CHIP BROADCASTING, INC.
                                as the "Company"


                                FEBRUARY 7, 2001


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

                               TABLE OF CONTENTS

                                                                                                               Page

1.       Definitions..............................................................................................2

2.       Basic Transaction.......................................................................................18
         2.1.     The Merger.....................................................................................18
         2.2.     Escrow Deposit.................................................................................18
         2.3.     The Closing....................................................................................18
         2.4.     Actions at the Closing.........................................................................19
         2.5.     Effect of Merger...............................................................................19
                  (a)      General...............................................................................19
                  (b)      Certificate of Incorporation..........................................................19
                  (c)      Bylaws................................................................................19
                  (d)      Directors and Officers................................................................19
                  (e)      Conversion of Company Shares..........................................................19
         2.6.     Post-Closing Escrow Arrangement................................................................20
         2.7.     The Merger Consideration Adjustment............................................................23
         2.8.     Payment of Liabilities.........................................................................25
         2.9.     Company Options................................................................................25

3.       Representations and Warranties Concerning the Transaction...............................................25
         3.1.     Representations and Warranties of the Stockholders.............................................25
                  (a)      Organization of Certain Stockholders..................................................25
                  (b)      Authorization of Transaction..........................................................25
                  (c)      Noncontravention......................................................................25
                  (d)      Brokers' Fees.........................................................................26
                  (e)      Company Shares........................................................................26
                  (f)      Investment Representations............................................................26
                  (g)      Reorganization........................................................................27
         3.2.     Representations and Warranties of the Parent...................................................27
                  (a)      Organization of the Parent and the Merger Subsidiary..................................27
                  (b)      Authorization of Transaction..........................................................27
                  (c)      Noncontravention......................................................................27
                  (d)      Brokers' Fees.........................................................................27
                  (e)      Capitalization........................................................................28
                  (f)      Continuity of Business Enterprise.....................................................28
                  (g)      Reorganization........................................................................28
                  (h)      Qualification.........................................................................29
                  (i)      Reports and Financial Statements......................................................29
                  (j)      No Undisclosed Liabilities............................................................30
                  (k)      No Violation of Law...................................................................30
                  (l)      Absence of Certain Changes or Events..................................................30
                  (m)      Investigations; Litigation............................................................30


                                      (i)

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
4.       Representations and Warranties Concerning the Company and Its Subsidiaries..............................30
         4.1.     Organization, Qualification, and Corporate Power...............................................30
         4.2.     Capitalization.................................................................................30
         4.3.     Noncontravention...............................................................................30
         4.4.     Brokers' Fees..................................................................................32
         4.5.     Subsidiaries...................................................................................32
         4.6.     Financial Statements...........................................................................32
         4.7.     Events Subsequent to Most Recent Fiscal Month End..............................................33
         4.8.     Undisclosed Liabilities........................................................................35
         4.9.     Legal Compliance...............................................................................35
         4.10.    Tax Matters....................................................................................35
         4.11.    Real Property..................................................................................36
         4.12.    Intellectual Property..........................................................................38
         4.13.    Title to and Condition of Tangible Personal Property...........................................39
         4.14.    Contracts......................................................................................40
         4.15.    FCC Authorizations.............................................................................41
         4.16.    Notes and Accounts Receivable..................................................................42
         4.17     Powers of Attorney.............................................................................42
         4.18.    Insurance......................................................................................43
         4.19.    Litigation.....................................................................................43
         4.20.    Employees......................................................................................43
         4.21.    Employee Benefits..............................................................................43
         4.22.    Guaranties.....................................................................................46
         4.23.    Environment, Health, and Safety Matters........................................................46
         4.24.    Disclosure.....................................................................................47
         4.25.    Continuity of Business Enterprise..............................................................47
         4.26.    Continuity of Stockholder Interest.............................................................47
         4.27.    Reorganization.................................................................................47
         4.28.    Insolvency Proceedings.........................................................................48
         4.29.    Certain Interests and Related Parties..........................................................48
         4.30.    Assets of Certain Subsidiaries.................................................................48

5.       Pre-Closing Covenants...................................................................................48
         5.1.     General........................................................................................48
         5.2.     Notices and Consents...........................................................................48
         5.3.     Operation of Business..........................................................................49
         5.4.     Preservation of Business.......................................................................49
         5.5.     FCC Compliance.................................................................................49
         5.6.     Full Access....................................................................................50
         5.7.     Notice of Developments.........................................................................50
         5.8.     Broadcast Transmission Interruption............................................................50
         5.9.     Exclusivity....................................................................................50
         5.10.    Title Insurance................................................................................50
         5.11.    Surveys........................................................................................52

                                      (ii)

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
         5.12.    Waiver of Rights...............................................................................52
         5.13.    Agreement to Vote..............................................................................53
         5.14.    Delivery of Preliminary Adjustment Statement...................................................53
         5.15.    Substantially All of the Company's Assets......................................................53
         5.16.    Reorganization.................................................................................53
         5.17.    Delivery of Financial Information..............................................................53
         5.18.    Reports........................................................................................54
         5.19.    Environmental Survey...........................................................................54
         5.20.    The Parent's Actions...........................................................................54
         5.21.    Company Sale of Certain Stations...............................................................54
                  (a)      Louisville Station....................................................................54
                  (b)      Lexington Stations....................................................................54
                  (c)      Cincinnati Station....................................................................55
         5.22.    Termination of the Company's 401(k) Plan.......................................................55
         5.23.    Love HSR Filing................................................................................55
         5.24.    Exercise of WBLO Option........................................................................55

6.       Post-Closing Covenants..................................................................................55
         6.1.     General........................................................................................55
         6.2.     Litigation Support.............................................................................56
         6.3.     Transition.....................................................................................56
         6.4.     Confidentiality................................................................................56
         6.5.     Delivery of Final Adjustment Statement.........................................................56
         6.6      Cooperation....................................................................................56
         6.7.     Reorganization.................................................................................57
         6.8.     Benefit Plan Continuation......................................................................57
         6.9.     Employee Award Payments........................................................................57
         6.10.    Sale of Lexington Stations and Louisville Station..............................................57
                  (a)      Enforcement of Louisville Contract....................................................57
                  (b)      Brokered Sale of the Louisville Station or the Lexington Stations.....................58
                  (c)      Post-Closing Operation of the Lexington Stations and the Louisville
                           Station...............................................................................59
                  (d)      Sale Proceeds and Expenses............................................................61
         6.11.    Directors' and Officers' Liability.............................................................61
         6.12.    WDBZ LMA.......................................................................................63

7.       Conditions to Obligation to Close.......................................................................63
         7.1.     Conditions to Obligation of the Parent.........................................................63
         7.2.     Conditions to Obligation of the Company and the Stockholders...................................65

8.       Remedies for Breaches of This Agreement.................................................................67
         8.1.     Survival of Representations and Warranties.....................................................67
         8.2.     Indemnification Provisions for Benefit of the Parent...........................................67
         8.3.     Indemnification Provisions for Benefit of the Stockholders.....................................69


                                     (iii)

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
         8.4.     Matters Involving Third Parties................................................................69
         8.5.     Determination of Adverse Consequences..........................................................70
         8.6.     Exclusive Remedy...............................................................................70

9.       Tax Matters.............................................................................................70
         9.1.     Tax Periods Ending on or Before the Closing Date...............................................70
         9.2.     Tax Periods Beginning Before and Ending After the Closing Date.................................70
         9.3.     Cooperation on Tax Matters.....................................................................71
         9.4.     Tax Sharing Agreements.........................................................................72
         9.5.     Certain Taxes..................................................................................72

10.      Termination.............................................................................................72
         10.1.    Termination of Agreement.......................................................................72
         10.2.    Effect of Termination..........................................................................73

11.      Miscellaneous...........................................................................................73
         11.1.    Nature of Certain Obligations..................................................................73
         11.2.    Press Releases and Public Announcements........................................................73
         11.3.    No Third-Party Beneficiaries...................................................................74
         11.4.    Entire Agreement...............................................................................74
         11.5.    Succession and Assignment......................................................................74
         11.6.    Counterparts...................................................................................74
         11.7.    Headings.......................................................................................74
         11.8.    Notices........................................................................................74
         11.9.    Stockholders' Representatives..................................................................76
                  (a)      Appointment and Authority.............................................................76
                  (b)      Successors............................................................................76
         11.10.   Governing Law..................................................................................77
         11.11.   Amendments and Waivers.........................................................................77
         11.12.   Severability...................................................................................77
         11.13.   Expenses.......................................................................................77
         11.14.   Construction...................................................................................77
         11.15.   Incorporation of Exhibits, Annexes, and Schedules..............................................77


                                      (iv)

EXHIBITS AND SCHEDULES

Exhibit A               -    Form of Deposit Escrow Agreement
Exhibit B               -    Certificate of Merger
Exhibit C               -    Form of Post-Closing Escrow Agreement
Exhibit D               -    Historical Financial Statements
Exhibit E               -    Louisville Contract
Exhibit F               -    Cincinnati Contract
Exhibit G-1             -    Form of Local Programming and Marketing Agreement
Exhibit G-2             -    Sublease Term Sheet
Exhibit H               -    Form of Non-Competition Agreement with L. Ross Love
Exhibit I               -    Form of Mutual Release
Exhibit J               -    Form of Graydon, Head & Ritchey LLP Tax Opinion
Exhibit K               -    Form of Registration Rights Agreement

Schedule 1(b)(i)        -    Knowledge - Company
Schedule 1(b)(iii)      -    Knowledge - Parent
Schedule 3.2(e)         -    Parent Capitalization
Schedule 4.23(b)        -    Environmental Safety Permits Schedule
Schedule 4.23(b)        -    Environmental Safety Matters Schedule

Disclosure Schedule     -    Exceptions to Representations and Warranties
                             Concerning Blue Chip Broadcasting, Inc.

                                      (v)

                                MERGER AGREEMENT

         Agreement entered into on February 7, 2001, by and among Radio One, Inc., a Delaware corporation (the "Parent"), Blue Chip Merger Subsidiary, Inc., a Delaware corporation ("Merger Subsidiary"), L. Ross Love, Cheryl H. Love, LRC Love Limited Partnership, Love Family Limited Partnership, J. Kenneth Blackwell, Windings Lane Partnership, Ltd., Lovie L. Ross, Calvin D. Buford, Buford Family Limited Partnership, C. Howard Buford, Thomas Revely, III, Vada Hill, Steven R. Love, Stephen E. Kaufmann, George C. Hale, Sr., R. Dean Meiszer (each, a "Series A Stockholder"), EGI-Fund (99) Investors, L.L.C., Torchstar Communications, LLC, Blue Chip Venture Funds Partnership, Trebuchet Corporation (each a "Series B Stockholder"), and Quetzal/J. P. Morgan Partners, L.P. (the "Series D Stockholder" and, together with the Series A Stockholders and the Series B Stockholders, the "Stockholders"), and Blue Chip Broadcasting, Inc., a Delaware corporation (the "Company"). The Parent, Merger Subsidiary, the Company and the Stockholders are each referred to herein as a "Party" or collectively referred to as the "Parties."

         The Stockholders in the aggregate own all of the outstanding capital stock of the Company. The Company owns all of the issued and outstanding capital stock of Blue Chip Broadcast Company, an Ohio corporation ("BCBC"), and is the sole member of Blue Chip Broadcasting Licenses II, Ltd, a Nevada limited liability company ("Licenses II LLC"). BCBC is the sole member of Blue Chip Broadcasting, Ltd., an Ohio limited liability company ("Broadcasting LLC"). Broadcasting LLC is the sole member of Blue Chip Broadcasting Licenses, Ltd, an Ohio limited liability company ("Licenses LLC," and, together with Broadcasting LLC and Licenses II LLC, the "Station Subs").

         The Station Subs own and operate the following radio broadcast stations (the "Blue Chip Stations") pursuant to certain licenses, permits and authorizations issued by the Federal Communications Commission (the "FCC"):



         LICENSE HOLDER                     STATION
        ----------------            -----------------------------------

         Licenses II LLC:           WIZF-FM, Erlanger, Kentucky;
                                    WMJM-FM, Jeffersontown, Kentucky;
                                    WFIA (AM), Louisville, Kentucky
                                    WGZB-FM, Corydon, Indiana;
                                    WGZB-FM1, Louisville, Kentucky;
                                    WDJX-FM, Louisville, Kentucky;
                                    WULV-FM, Louisville, Kentucky;
                                    WLRS-FM, Shepherdsville, Kentucky;
                                    WLXO-FM, Stamping Ground, Kentucky;
                                    WBTF-FM, Midway, Kentucky; and
                                    KTTB-FM, Glencoe, Minnesota;
         Licenses LLC:              WING (AM), Dayton, Ohio;
                                    WING-FM, Springfield, Ohio;
                                    WGTZ-FM, Eaton, Ohio;
                                    WKSW-FM, Urbana, Ohio;
                                    WJYD-FM, London, Ohio;

                                    WCKX-FM, Columbus, Ohio;
                                    WXMG-FM, Upper Arlington, Ohio; and
                                    WDBZ (AM), Cincinnati, Ohio.

         This Agreement contemplates a transaction in which the Merger Subsidiary will acquire, subject to FCC approval, all of the assets of the Company in exchange for a combination of cash and capital stock of the Parent, through a forward subsidiary merger of the Company with and into the Merger Subsidiary (the "Merger").

         For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of ss.368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.   Definitions.

         "Adjusted Consideration" means the Total Consideration less the Consolidated Liabilities and less the Working Capital Deficit.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, excluding indirect, consequential and special damages, including lost profits.

         "Affiliate(s)" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "Aggregate Cash Merger Consideration" means cash in an amount to be determined by the Parent in its sole discretion, up to Fifty Million Dollars ($50,000,000.00); provided, however, that the Aggregate Cash Merger Consideration shall not be less than Twenty-Five Million Dollars ($25,000,000.00); and, provided further, that the Aggregate Cash Merger Consideration shall be less than the amount that would cause the Merger not to qualify as a reorganization under ss.368(a) of the Code as determined in the reasonable opinion of Graydon, Head & Ritchey LLP. The Parent shall notify the Company and the Stockholders of the amount of the Aggregate Cash Merger Consideration not later than two (2) business days prior to the Closing Date.

         "Aggregate Series A Cash Merger Consideration" means cash in an amount determined pursuant to the following formula:

                                       A
                                    ------- x C = D
                                     A + B


where:

              "A" equals the Series A Pro Rata Share;

              "B" equals the Series D Pro Rata Share;

              "C" equals the amount, if any, by which the Aggregate Cash Merger Consideration exceeds the Aggregate Series B Cash Merger Consideration; and

              "D" equals the amount of cash constituting the Aggregate Series A Cash Consideration.

         "Aggregate Series A Stock Merger Consideration" means the number of Parent Class D Shares determined pursuant to the following formula:



                              (A x B) - C  = E
                             ------------
                                  D


where:

              "A" equals the Adjusted Consideration;

              "B" equals the Series A Pro Rata Share;

              "C" equals the Aggregate Series A Cash Merger Consideration;

              "D" equals the Applicable Class D Value; and

              "E" equals the number of Parent Class D Shares constituting the Aggregate Series A Stock Merger Consideration.

         "Aggregate Series B Cash Merger Consideration" means cash in an amount equal to the lesser of (a) the Aggregate Cash Merger Consideration and (b) an amount determined by multiplying (i) the Adjusted Consideration by (ii) the Series B Pro Rata Share.

         "Aggregate Series B Stock Merger Consideration" means the number of Parent Class D Shares determined pursuant to the following formula:


                               (A x B) - C  =  E
                              -------------
                                    D
where:

              "A" equals the Adjusted Consideration;

              "B" equals the Series B Pro Rata Share;

              "C" equals the Aggregate Series B Cash Merger Consideration;

              "D" equals the Applicable Class D Value; and

              "E" equals the number of Parent Class D Shares constituting the Aggregate Series B Stock Merger Consideration.

         "Aggregate Series D Cash Merger Consideration" means cash in an amount determined pursuant to the following formula:


                                   A
                                ------- x C  =  D
                                 A + B


where:

              "A" equals the Series D Pro Rata Share;

              "B" equals the Series A Pro Rata Share;

              "C" equals the amount, if any, by which the Aggregate Cash Merger Consideration exceeds the Aggregate Series B Cash Merger Consideration; and

              "D" equals the amount of cash constituting the Aggregate Series D Cash Consideration.

         "Aggregate Series D Stock Merger Consideration" means the number of Parent Class D Shares determined pursuant to the following formula:


                               (A x B) - C
                               -------------  =  E
                                     D


where:

              "A" equals the Adjusted Consideration;

              "B" equals the Series D Pro Rata Share;

              "C" equals the Aggregate Series D Cash Merger Consideration;

              "D" equals the Applicable Class D Value; and

              "E" equals the number of Parent Class D Shares constituting the Aggregate Series D Stock Merger Consideration.

         "Aggregate Stock Merger Consideration" means a number of Parent Class D Shares determined pursuant to the following formula:


                                    A - B  =  D
                                   -------
                                      C


where:

              "A" equals the Adjusted Consideration;

              "B" equals the Aggregate Cash Merger Consideration;

              "C" equals the Applicable Class D Value; and

              "D" equals the number of Parent Class D Shares constituting the Aggregate Stock Merger Consideration.

         "Applicable Class D Value" means Fourteen Dollars ($14.00).

         "Applicable Rate" means the corporate base rate of interest publicly announced from time to time by Bank of America, N.A. plus 1% per annum.

         "Barter Balance" on a given date means the difference between the value of air time (based upon the Blue Chip Stations' then prevailing rates) to be provided and the fair market value of goods or services to be received therefor pursuant to trade, barter or similar agreements for the sale of time for goods or services.

         "BCBC" has the meaning set forth in the preface hereof.

         "Blue Chip Companies" means the Company and its Subsidiaries, collectively.

         "Blue Chip Stations" has the meaning set forth in the preface hereof.

         "Broadcasting LLC" has the meaning set forth in the preface hereof.

         "Broker" has the meaning set forth in Section 6.10(b) hereof.

         "Certificate of Merger" has the meaning set forth in Section 2.4 hereof.

         "Cincinnati Contract" has the meaning set forth in Section 5.21(c) hereof.

         "Closing" has the meaning set forth in Section 2.3 hereof.

         "Closing Date" has the meaning set forth in Section 2.3 hereof.

         "Closing Date Net Working Capital" means an amount, which may be positive or negative, equal to Consolidated Current Assets minus Consolidated Current Liabilities, in each case determined as of the Closing Date.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B and of similar state law.

         "Code" has the meaning set forth in the preface hereof.

         "Communications Act" means the Communications Act of 1934, as amended.

         "Company" has the meaning set forth in the preface hereof.

         "Company Accountant" means PricewaterhouseCoopers.

         "Company Options" has the meaning set forth in Section 2.9 hereof.

         "Company Registration Rights Agreement" means the First Amended and Restated Registration Rights Agreement dated as of May 18, 2000, among the Company and the Investors (as defined therein).

         "Company Share(s)" means any share of the Company's Series A Common Stock, Series B Common Stock, Series C Common Stock, or Series D Common Stock.

         "Company's 401k Plan" has the meaning set forth in Section 4.21(e) hereof

         "Confidential Information" means any information concerning the business and affairs of the Company and its Subsidiaries that is not already generally available to the public.

         "Consolidated Current Assets" means all amounts which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Blue Chip Companies as of the date of determination.

         "Consolidated Current Liabilities" means all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Blue Chip Companies as of the date of determination, excluding current maturities of Consolidated Liabilities paid at Closing pursuant to Section 2.8 of this Agreement.

         "Consolidated Liabilities" means all Indebtedness of the Blue Chip Companies for borrowed money other than Consolidated Current Liabilities, the amount of any negative Barter Balance, the amount necessary to exercise the option with respect to the purchase of radio broadcast station WBLO, the Employee Award Payments, and Transaction Fees and Costs.

         "Costs" has the meaning set forth in Section 6.11(b) hereof

         "Deposit Escrow Agent" has the meaning set forth in Section 2.2(a) hereof.

         "Deposit Escrow Agreement" has the meaning set forth in Section 2.2(a) hereof.

         "Disclosure Schedule" has the meaning set forth in Section 4 hereof.

         "Effective Time" has the meaning set forth in Section 2.5(a) hereof.

         "Employee Award Payments" means the amounts to become payable by the Surviving Corporation to certain of the Company's employees as a result of the Closing of the Merger as set forth in Section 1(a) of the Disclosure Schedule.

         "Employee Benefit Plan" means (i) any plan for which the Company is or was the plan sponsor (as defined in section 3(16)(B) of ERISA) or any plan maintained by the Company or to which the Company has contributed or is or was obligated to make payments, in each case with respect to any present or former employees of the Company and (ii) any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees or agents, including, without limitation, employment agreements, severance agreements, executive policies, plant closing benefits, salary continuation for disability, consulting or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans providing benefits or payments in the event of a change of control, change in ownership or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors or agents of the Company before the Closing Date.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
(S)3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
(S)3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with the Company for purposes of Code (S)414.

         "Escrow Agent" has the meaning set forth in Section 2.6 hereof.

         "Escrowed Cash" means the Escrowed Series A Cash Merger Consideration and the Escrowed Series B Cash Merger Consideration.

         "Escrow Deposit" has the meaning set forth in Section 2.2(b) hereof.

         "Escrowed Property" means the Escrowed Cash and the Escrowed Stock.

         "Escrowed Series A Cash Merger Consideration" means cash to be deposited by the Parent into a post-Closing escrow account in accordance with
Section 2.6 of this Agreement in an amount equal to the lesser of (i) the Aggregate Series A Cash Merger Consideration and (ii) an amount determined pursuant to the following formula:


                              (     A     )
                              ( --------- ) x C = D
                              (  (A + B)  )


where:

              "A" equals the Series A Pro Rata Share;

              "B" equals the Series B Pro Rata Share;

              "C" equals Five Million Dollars ($5,000,000.00); and

              "D" equals the Escrowed Series A Cash Merger Consideration.

         "Escrowed Series A Stock Merger Consideration" means a number of Parent Class D Shares (which shall not be less than zero) determined pursuant to the following formula, which shall be deposited by the Parent into a post-Closing escrow account in accordance with Section 2.6 of this Agreement:


                       (((      A      )      )     )
                       ((( ----------- )  x C ) - D )
                       (((   (A + B)   )      )     ) = F
                       -------------------------------
                                     E


where:

              "A" equals the Series A Pro Rata Share;

              "B" equals the Series B Pro Rata Share;

              "C" equals Five Million Dollars ($5,000,000.00);

              "D" equals the Escrowed Series A Cash Merger Consideration;

              "E" equals the Applicable Class D Value; and

              "F" equals the number of Parent Class D Shares constituting the Escrowed Series A Stock Merger Consideration.

         "Escrowed Series B Cash Merger Consideration" means cash in an amount (which shall not be less than zero) determined pursuant to the following formula, which shall be deposited by the Parent into a post-Closing escrow account in accordance with Section 2.6 of this Agreement:


                         ((     A     )     )
                         (( --------- ) x C ) - (D x E) = F
                         ((  (A + B)  )     )


where:

              "A" equals the Series B Pro Rata Share;

              "B" equals the Series A Pro Rata Share;

              "C" equals Five Million Dollars ($5,000,000.00);

              "D" equals the Escrowed Series B Stock Merger Consideration;

              "E" equals the Applicable Class D Value; and

              "F" equals the Escrowed Series B Cash Merger Consideration.

         "Escrowed Series B Stock Merger Consideration" means a number of Parent Class D Shares equal to the lesser of (i) the Aggregate Series B Stock Merger Consideration and (ii) a number of Parent Class D Shares determined pursuant to the following formula:


                            (     A     )
                            ( --------- ) x C
                            (  (A + B)  )      = E
                            ------------------
                                    D


where:

              "A" equals the Series B Pro Rata Share;

              "B" equals the Series A Pro Rata Share;

              "C" equals Five Million Dollars ($5,000,000.00);

              "D" equals the Applicable Class D Value; and

              "E" equals the number of Parent Class D Shares to be determined pursuant to this clause (ii).

         "Escrowed Stock" means a number of Parent Class D Shares, which shall be deposited by the Parent into a post-Closing escrow account in accordance with
Section 2.6 of this Agreement, equal to the sum of (i) the Escrowed Series A Stock Merger Consideration and (ii) the Escrowed Series B Stock Merger Consideration.

         "Expenses" has the meaning set forth in Section 6.11(b) hereof.

         "FCC" has the meaning set forth in the preface hereof.

         "FCC Applications" has the meaning set forth in Section 5.2(b) hereof.

         "FCC Authorizations" means all of the FCC authorizations issued with respect to the Blue Chip Stations, including without limitation all rights in and to the Blue Chip Stations' call letters and any variations thereof, all of those FCC authorizations listed and described on Section 4.15(a) of the Disclosure Schedule, together with any renewals or extensions thereof and additions thereto and all applications or petitions for action by the FCC.

         "FCC Consent" has the meaning set forth in Section 5.2(b) hereof.

         "Fiduciary" has the meaning set forth in ERISA (S)3(21).

         "Final Adjustment Statement" has the meaning set forth in Section 2.7(b) hereof.

         "Final Closing Date" has the meaning set forth in Section 2.3 hereof.

         "Final Order" means an action as to which (a) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (b) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (c) the FCC has not reconsidered the action on its own motion and the time within which it may effect such reconsideration has passed, and (d) no appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statue or rule has passed.

         "Financial Statements" has the meaning set forth in Section 4.6 hereof.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Indebtedness" means all indebtedness, liabilities and obligations of every kind and nature, both current and long term, which are vested, absolute, and accrued, including but not limited to, all indebtedness for borrowed money (and interest thereon and prepayment penalties incurred as a result of prepaying such indebtedness, if any, pursuant to Section 2.8 of this Agreement) of the Blue Chip Companies, all determined in accordance with GAAP on a consolidated basis.

         "Indemnifiable D&O Claim" has the meaning set forth in Section 6.11(b) hereof.

         "Indemnification Claim" has the meaning set forth in Section 2.6(b) hereof.

         "Indemnified Party" has the meaning set forth in Section 8.4 hereof.

         "Indemnifying Party" has the meaning set forth in Section 8.4 hereof.

         "Indemnitees" has the meaning set forth in Section 6.11(b) hereof.

         "Indemnity Agreement" has the meaning set forth in Section 6.11(a) hereof.

         "Independent Accounting Firm" means KPMG LLP.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all domain names and the websites and e-mail service associated therewith, (g) all computer software and licenses thereto (including data and related documentation), (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

         "IRS" means the Internal Revenue Service.

         "Knowledge" means, (i) if in reference to the Company, with respect to the matter in question, if any of the officers of the Company or its Subsidiaries listed on Schedule 1(b)(i) hereof has actual knowledge, after reasonable investigation, of such matter, (ii) if in reference to any of the Blue Chip Stations, with respect to the matter in question, if the general manager of such Blue Chip Station or any of the officers listed on Schedule 1(b)(i) hereof has actual knowledge, after reasonable investigation, of such matter, and (iii) if in reference to the Parent, with respect to the matter in question, if any of the officers of the Parent or its Subsidiaries listed on
Schedule 1(b)(iii) hereof has actual knowledge, after reasonable investigation, of such matter.

         "Lexington Contract" has the meaning set forth in Section 5.21(b) hereof.

         "Lexington Escrowed Cash" means cash in an amount equal to the maximum cash amount that the Company may be obligated to pay in claims for indemnification pursuant to the Lexington Contract, or any other contract for the sale of the Lexington Stations entered into prior to the twenty- four (24) month anniversary of the Closing Date, such amount to be delivered to the Escrow Agent in accordance with Section 2.6 of this Agreement as follows: (i) by the Company if the sale of the Lexington Stations occurs prior to the Closing Date hereunder, such amount to be less the amount, if any, paid by the Company or its Subsidiaries to the purchaser of the Lexington Stations for any indemnification claims resolved prior to the Closing Date, or (ii) pursuant to Section 6.10(d)(i) hereof if the sale of the Lexington Stations is consummated after the Closing Date.

         "Lexington Indemnification Claim" has the meaning set forth in Section 2.6(e) hereof.

         "Lexington Operating Losses" has the meaning set forth in Section 6.10(c) hereof.

         "Lexington Stations" has the meaning set forth in Section 5.21(b) hereof.

         "Licenses II LLC" has the meaning set forth in the preface hereof.

         "Licenses LLC" has the meaning set forth in the preface hereof.

         "Louisville Contract" has the meaning set forth in Section 5.21(a) hereof.

         "Louisville Escrowed Cash" means cash in an amount equal to the maximum amount that the Company may be obligated to pay in claims for indemnification pursuant to the Louisville Contract, or any other contract for the sale of the Louisville Station entered into prior to the twenty- four (24) month anniversary of the Closing Date, such amount to be delivered to the Escrow Agent in accordance with Section 2.6 of this Agreement as follows: (i) by the Company if the sale of the Louisville Station occurs prior to the Closing Date hereunder, such amount to be less the amount, if any, paid by the Company or its Subsidiaries to the purchaser of the Louisville Station for any indemnification claims resolved prior to the Closing Date, or (ii) pursuant to Section 6.10(d)(ii) hereof if the sale of the Louisville Stations is consummated after the Closing Date.

         "Louisville Indemnification Claim" has the meaning set forth in Section 2.6(f) hereof.

         "Louisville Station" has the meaning set forth in Section 5.21(a) hereof.

         "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries or of the Parent and its Subsidiaries (whichever is applicable), taken as a whole, provided that no Material Adverse Effect shall be deemed to have occurred by reason of a general deterioration in the economy or in the broadcasting industry after the date of this Agreement.

         "Material Leases" has the meaning set forth in Section 5.10(b) hereof.

         "Merger" has the meaning set forth in the preface hereof.

         "Merger Consideration" has the meaning set forth in Section 2.5(e) hereof.

         "Merger Subsidiary" has the meaning set forth in the preface hereof.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section
4.6 hereof.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4.6 hereof.

         "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).

         "Newco" has the meaning set forth in Section 5.21(c) hereof.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice of the Company (including with respect to quantity and frequency).

         "Parent" has the meaning set forth in the preface hereof.

         "Parent Capital Stock" has the meaning set forth in Section 3.2(e) hereof.

         "Parent Class D Shares" means shares of the Parent's class D common stock, par value $.001 per share.

         "Parent SEC Reports" has the meaning set forth in Section 3.2(i) hereof.

         "Parent's Accountant" means Arthur Andersen LLP.

         "Party" and "Parties" has the meaning set forth in the preface hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Post-Closing Escrow Agreement" has the meaning set forth in Section
2.6 hereof.

         "Preliminary Adjustment Statement" has the meaning set forth in Section 2.7(a) hereof.

         "Prohibited Transaction" has the meaning set forth in ERISA (S)406 and Code ss.4975.

         "Reportable Event" has the meaning set forth in ERISA (S)4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable imposed with respect to each owned parcel of real property as of the Closing Date or for taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves have been established in the Company's financial statements, and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

         "Senior Lenders" means the several lenders party with the Parent to the Second Amended and Restated Credit Agreement dated as of July 17, 2000, as such Second Amended and Restated Credit Agreement may be further amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time.

         "Series A Common Stock" means Company's Series A Common Stock, par value $.01 per share.

         "Series A Common Stock Outstanding" means the number of shares of Series A Common Stock (including fractional shares) outstanding immediately prior to the Effective Time.

         "Series A Merger Consideration" means (a) cash in an amount determined by dividing (i) the Aggregate Series A Cash Merger Consideration by (ii) the Series A Common Stock Outstanding, and (b) the number of Parent Class D Shares determined by dividing (i) the Aggregate Series A Stock Merger Consideration by
(ii) the Series A Common Stock Outstanding.

         "Series A Pro Rata Share" means a decimal fraction determined pursuant to the following formula:


                                  A + (B x C)
                              ------------------
                                      D


where:

              "A" equals Forty Million Five Hundred Thousand Dollars ($40,500,000.00);

              "B" equals (i) the Series A Common Stock Outstanding divided by
              (ii) the sum of (A) the Series A Common Stock Outstanding plus (B) the Series B Common Stock Outstanding;

              "C" equals (i) the Adjusted Consideration minus (ii) the sum of
              (A) Forty Million Five Hundred Thousand Dollars ($40,500,000.00),
              (B) Thirty-One Million Dollars ($31,000,000.00), and (C) the Series D Preference; and

              "D" equals the Adjusted Consideration.

         "Series A Stockholder" has the meaning set forth in the preface hereof.

         "Series A Stockholders' Representative" has the meaning set forth in
Section 11.9(a) hereof.

         "Series B Common Stock" means the Company's Series B Common Stock, par value $.01 per share.

         "Series B Common Stock Outstanding" means the number of shares of Series B Common Stock (including fractional shares) outstanding immediately prior to the Effective Time.

         "Series B Merger Consideration" means (a) cash in an amount determined by dividing (i) the Aggregate Series B Cash Merger Consideration by (ii) the Series B Common Stock Outstanding, and (b) the number of Parent Class D Shares determined by dividing (i) the Aggregate Series B Stock Merger Consideration by
(ii) the Series B Common Stock Outstanding.

         "Series B Pro Rata Share" means a decimal fraction determined pursuant to the following formula:


                                  A + (B x C)
                              ------------------
                                       D

where:

              "A" equals Thirty-One Million Dollars ($31,000,000.00);

              "B" equals (i) the Series B Common Stock Outstanding divided by
              (ii) the sum of (A) the Series A Common Stock Outstanding plus (B) the Series B Common Stock Outstanding;

              "C" equals (i) the Adjusted Consideration minus (ii) the sum of
              (A) Forty Million Five Hundred Thousand Dollars ($40,500,000.00),

              (B) Thirty-One Million Dollars ($31,000,000.00), and (C) the Series D Preference; and

              "D" equals the Adjusted Consideration.

         "Series B Stockholder" has the meaning set forth in the preface hereof.

         "Series B Stockholders' Representative" has the meaning set forth in
Section 11.9(a) hereof.

         "Series C Common Stock" means the Company's Series C Common Stock, par value $.01 per share.

         "Series D Common Stock" means the Company's Series D Common Stock, par value $.01 per share.

         "Series D Common Stock Outstanding" means the number of shares of Series D Common Stock (including fractional shares) outstanding immediately prior to the Effective Time.

         "Series D Merger Consideration" means (a) cash in an amount determined by dividing (i) the Aggregate Series D Cash Merger Consideration by (ii) the Series D Common Stock Outstanding, and
(b) the number of Parent Class D Shares determined by dividing (i) the Aggregate Series D Stock Merger Consideration by (ii) the Series D Common Stock Outstanding.

         "Series D Preference" means an amount determined pursuant to the following formula:


                                  A x (1 + RR)/N/

where:

              "A" equals Thirty Million Dollars ($30,000,000.00);

              "RR" equals (i) if the Closing Date is on or before May 18, 2001,
              0.18 or (ii) if the Closing Date is after May 18, 2001, 0.15; and

              "N" equals (i) the number of days elapsing between May 18, 2000 and the Closing Date divided by (ii) 365.

         "Series D Pro Rata Share" means a decimal fraction determined pursuant to the following formula:


                                        A
                                     -------
                                        B


where:

              "A" equals the Series D Preference; and

              "B" equals the Adjusted Consideration.

         "Series D Stockholder" has the meaning set forth in the preface hereof.

         "Series D Stockholders' Representative" has the meaning set forth in
Section 11.9(a) hereof.

         "Shareholders Agreement" means the First Amended and Restated Shareholders Agreement dated as of May 18, 2000, among the Company and the Stockholders.

         "Station Subs" has the meaning set forth in the preface hereof.

         "Stockholders" has the meaning set forth in the preface hereof.

         "Stockholders' Representatives" has the meaning set forth in Section 11.9(a) hereof.

         "Subsidiary" means any entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Survey" has the meaning set forth in Section 5.11 hereof.

         "Surviving Corporation" has the meaning set forth in Section 2.1 hereof.

         "Tax(es)" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return(s)" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8.4 hereof.

         "Time Sales Agreements" means those obligations of the Company and its Subsidiaries that exist on the Closing Date for the sale of air time on the Blue Chip Stations for cash, for barter sales and paid programming, each to the extent entered in the ordinary course of business, at customary rates for the periods in question and cancelable on 30 days' notice or less without penalty.

         "Title Company" has the meaning set forth in Section 5.10(a) hereof.

         "Total Consideration" means the sum of One Hundred Ninety Million Dollars ($190,000,000.00).

         "Transaction Fees and Costs" means (a) fees and costs incurred by the Blue Chip Companies in connection with the transactions contemplated by this Agreement for outside legal and accounting services and disbursements and (b) fifty percent (50%) of the Taxes, fees and expenses described in Section 9.5 hereof.

         "Updated Financial Statements" has the meaning set forth in Section
5.17 hereof.

         "Working Capital Deficit" means the amount, if any, by which (a) Five Million Dollars ($5,000,000.00) exceeds (b) Closing Date Net Working Capital.


         2.       Basic Transaction.

                  2.1. The Merger. On and subject to the terms and conditions of this Agreement, the Merger will become effective at the Effective Time. The Merger Subsidiary shall be the corporation surviving the Merger (the "Surviving Corporation").

                  2.2.     Escrow Deposit.

                  (a) Within one (1) business day of the execution and delivery of this Agreement, the Parent, the Company and Wilmington Trust Company, as Escrow Agent (the "Deposit Escrow Agent"), shall enter into a Deposit Escrow Agreement in the form of Exhibit A hereto (the "Deposit Escrow Agreement") pursuant to which the Parent shall deposit an amount equal to the Escrow Deposit. Such amounts held in escrow shall be applied as set forth herein and in the Deposit Escrow Agreement.

                  (b) The Parent shall wire transfer immediately available funds, or deliver a letter of credit issued by a financial institution, such letter of credit and financial institution to be satisfactory to the Company, in the amount of Five Million Dollars ($5,000,000) to the Deposit Escrow Agent's trust account pursuant to the Deposit Escrow Agreement (the "Escrow Deposit"), and at the Closing, the Escrow Deposit, including any interest, shall be paid or returned to the Parent, and the Parties agree jointly to instruct the Deposit Escrow Agent accordingly. As more fully described in the Deposit Escrow
Agreement: (i) in the event this Agreement is terminated solely because of the Parent's material breach of this Agreement and neither the Company nor any of the Stockholders shall at such time be in material breach of this Agreement, the Escrow Deposit and any accrued interest, or the proceeds upon drawing upon any letter of credit that had constituted the Escrow Deposit, shall be paid to the Company as liquidated damages as provided in Sections 10.1 and 10.2 hereof for the Parent's material breach of this Agreement, and the Parties agree jointly to instruct the Deposit Escrow Agent accordingly; and (ii) in the event this Agreement is terminated under any circumstances other than those set forth in the immediately preceding clause (i), the Escrow Deposit and the interest accrued thereon shall be paid or returned to the Parent, and the Parties agree jointly to instruct the Deposit Escrow Agent accordingly.

                  2.3. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis in Washington, DC, at a date and time designated by the Parent after the date the FCC Consent is granted by initial order, but in no event later than the earliest of: (a) twelve (12) months after the date the FCC gives public notice of the acceptance for filing of the FCC Applications (the "Final Closing Date"),
(b) ten (10) business days after the date the FCC Consent becomes a Final Order, or thereafter at the Parent's election, at any time on or before August 15, 2001, or (c) at the Parent's election, upon ten (10) business days' notice after the date the FCC Consent is granted by initial order, in each case subject to the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to Section 7.1 or 7.2 hereof (other than those requiring a delivery of a certificate or other document, or the taking of other action, at the Closing). Alternatively, the Closing may take place at such other place, time or date as the parties may mutually agree upon in writing. The date on which the Closing is to occur is referred to herein as the "Closing Date."

                  2.4. Actions at the Closing. At the Closing, (a) each of the Stockholders will deliver to the Parent and the Merger Subsidiary the various certificates, instruments, and documents required to be delivered by such Stockholder pursuant to Section 7.1 hereof, (b) the Parent and the Merger Subsidiary will deliver to the Stockholders the various certificates, instruments, and documents referred to in Section 7.2 hereof, (c) the Company and the Merger Subsidiary will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit B (the "Certificate of Merger"), (d) the Parent will cause the Surviving Corporation to deliver to each of the Stockholders (or the Escrow Agent, as provided in Section
2.6 hereof) the Merger Consideration, and (e) each of the Stockholders will deliver to the Parent stock certificates representing all of his, her, or its Company Shares, endorsed in blank or accompanied by duly executed assignment documents.

                  2.5.     Effect of Merger.

                           (a) General. The Merger shall become effective at the
time (the "Effective Time") the Company and the Merger Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Merger Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                           (b) Certificate of Incorporation. The Certificate of
Incorporation of the Merger Subsidiary shall be the Certificate of Incorporation of the Surviving Corporation.

                           (c) Bylaws. The Bylaws of the Merger Subsidiary shall
be the Bylaws of the Surviving Corporation.

                           (d) Directors and Officers. The directors and
officers of the Merger Subsidiary shall be the directors and officers of the Surviving Corporation.

                           (e) Conversion of Company Shares. At and as of the
Effective Time, (i) each share of Series A Common Stock shall be converted into the right to receive the Series A Merger Consideration, (ii) each share of Series B Common Stock shall be converted into the right to receive the Series B Merger Consideration, and (iii) each share of Series D Common Stock shall be converted into the right to receive the Series D Merger Consideration (the consideration described in this Section 2.5(e), the "Merger Consideration"). The Merger Consideration shall be subject to post-Closing adjustment pursuant to Section 2.7 hereof. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth in this Section 2.5(e) after the Effective Time.

                  2.6. Post-Closing Escrow Arrangement. As of the Effective Time, the Parent, the Series A Stockholders, the Series B Stockholders and Wilmington Trust Company, as escrow agent (the "Escrow Agent") shall enter into a post-closing escrow agreement in the form of Exhibit C hereto (the "Post-Closing Escrow Agreement"), and pursuant to the terms of such Post-Closing Escrow Agreement, the Escrowed Property, and the Lexington Escrowed Cash and the Louisville Escrowed Cash as applicable, shall be delivered to the Escrow Agent as an indemnification and adjustment fund (without limiting the Parent's other rights under this Agreement). The Escrowed Property, the Lexington Escrowed Cash and Louisville Escrowed Cash shall be distributed as follows (and the parties to the Post-Closing Escrow Agreement agree jointly to instruct the Escrow Agent accordingly):

                       (a) if after Closing the Merger Consideration is adjusted in favor of the Parent under Section 2.7 hereof, then the Parent shall be entitled to withdraw Escrowed Property in the amount of such adjustment;

                       (b) if after Closing the Parent is entitled to receive indemnification in accordance with Section 8.2(a), Section 8.2(b) or Section 8.2(c) hereof (an "Indemnification Claim"), then the Parent shall be entitled to withdraw Escrowed Property in the amount of such Indemnification Claim; provided, however, that the Parent shall be entitled to withdraw Escrowed Property to satisfy Indemnification Claims arising under Sections 8.2(b) and 8.2(c) hereof only if and to the extent Escrowed Property has been withheld from the Stockholder against which such Indemnification Claim is made pursuant to
Section 2.6(c)(iii) hereof;

                       (c) on the twelve (12) month anniversary of the Closing Date, the Escrow Agent shall release to the Series A Stockholders and the Series B Stockholders, on a pro rata basis less any deductions noted below, Escrowed Property in excess of Two Million Dollars ($2,000,000.00) remaining after the permitted redemptions and withdrawals hereunder, provided that the Parent, the Series A Stockholders' Representative and the Series B Stockholders' Representative shall jointly direct the Escrow Agent to (i) retain Escrowed Property in excess of Two Million Dollars ($2,000,000.00) in an amount equal to the amount necessary to satisfy any pending Indemnification Claims made under
Section 8.2(a) hereof (other than Indemnification claims arising from the breach of the representations and warranties contained in Sections 4.10 and 4.23 hereof), (ii) retain Escrowed Property in an amount equal to the amount necessary to satisfy any pending or unsatisfied Indemnification Claims made under Section 8.2(b) or Section 8.2(c) hereof with respect to a breach by the applicable Series A Stockholder or Series B Stockholder and reduce such Stockholder's pro rata distribution by such amount, (iii) distribute to the Parent an amount of Escrowed Property equal to the amount by which Lexington Net Operating Losses exceed the proceeds of the sale of the Lexington Stations and have not been reimbursed to the Parent by the Series A Stockholders and Series B Stockholders pursuant to Section 2.6(e) or Section 6.10(c) hereof, and (iv) distribute to the Parent an amount of Escrowed Property equal to the amount by which Louisville Net Operating Losses exceed the proceeds of the sale of the Louisville Station and have not been reimbursed to the Parent by the Series A Stockholders and Series B Stockholders pursuant to Section 2.6(f) or Section 6.10(c) hereof, and, provided further, that any such additional Escrowed Property retained pursuant to the preceding provisos shall be promptly distributed to the Series A Stockholders and Series B Stockholders on a pro-rata or individual basis, as applicable, after such pending Indemnification Claims are satisfied or resolved;

                       (d) on the thirty-six (36) month anniversary of the Closing Date, the Escrow Agent shall release to the Series A Stockholders and the Series B Stockholders, on a pro rata basis less any deductions noted below, any Escrowed Property, including accrued interest, remaining after the permitted redemptions and withdrawals hereunder, provided that the Parent, the Series A Stockholders' Representative and the Series B Stockholders' Representative shall jointly direct the Escrow Agent to (i) retain Escrowed Property in an amount equal to the amount necessary to satisfy any pending Indemnification Claims made under Section 8.2(a) hereof and arising from the breach of the representations and warranties contained in Sections 4.10 and 4.23 hereof, (ii) retain Escrowed Property in an amount equal to the amount necessary to satisfy any pending or unsatisfied Indemnification Claims made under Section 8.2(b) or Section 8.2(c) hereof with respect to a breach by the applicable Series A Stockholder or Series B Stockholder and reduce such Stockholder's pro rata distribution by such amount, (iii) distribute to the Parent an amount of Escrowed Property equal to the amount by which Lexington Net Operating Losses exceed the proceeds of the sale of the Lexington Stations and have not been reimbursed to the Parent by the Series A Stockholders and the Series B Stockholders pursuant to Section 2.6(e) or Section 6.10(c) hereof, and (iv) distribute to the Parent an amount of Escrowed Property equal to the amount by which Louisville Net Operating Losses exceed the proceeds of the sale of the Louisville Station and have not been reimbursed to the Parent by the Series A Stockholders and the Series B Stockholders pursuant to Section 2.6(f) or Section 6.10(c) hereof, and, provided further, that any such additional Escrowed Property retained pursuant to the preceding provisos shall be promptly distributed to the Series A Stockholders and the Series B Stockholders on a pro-rata or individual basis, as applicable, after such pending Indemnification Claims are satisfied or resolved;

                       (e) if after the Closing (i) the Parent is entitled to receive indemnification in accordance with Section 8.2(d) hereof with respect to the sale of the Lexington Stations (a "Lexington Indemnification Claim") or (ii) the Lexington Net Operating Losses exceed the net cash proceeds from the sale of the Lexington Stations and have not been reimbursed to the Parent by the Series A Stockholders and the Series B Stockholders pursuant to Section 6.10(c) hereof, then the Parent shall be entitled to withdraw an amount of the Lexington Escrowed Cash equal to the amount of such Lexington Indemnification Claim or the amount by which Lexington Net Operating Losses exceed the net cash proceeds of the sale of the Lexington Stations and have not been reimbursed to the Parent by the Series A Stockholders and the Series B Stockholders, as the case may be. On the expiration of the indemnification period under the Lexington Contract or any other contract for the sale of the Lexington Stations, the Escrow Agent shall release to the Series A Stockholders and the Series B Stockholders, on a pro rata basis less any deductions noted below, the Lexington Escrowed Cash remaining after the permitted withdrawals hereunder, provided that the Parent, the Series A Stockholders Representative and the Series B Stockholders' Representative shall jointly direct the Escrow Agent to (A) retain an amount of the Lexington Escrowed Cash equal to the amount necessary to satisfy any pending Lexington Indemnification Claims made under Section 8.2(d), and (B) distribute to the Parent an amount equal to the amount by which Lexington Net Operating Losses exceed the net cash proceeds of the sale of the Lexington Stations and have not been reimbursed to the Parent by the Series A Stockholders and the Series B Stockholders pursuant to Section 6.10(c) hereof or previously withdrawn from the Lexington Escrowed Cash, and, provided further, that any such additional Lexington Escrowed Cash retained pursuant to the preceding provisos shall be promptly distributed to the Series A Stockholders and the Series B Stockholders on a pro-rata basis after such pending Lexington Indemnification Claims are satisfied or resolved; and

                       (f) if after the Closing (i) the Parent is entitled to receive indemnification in accordance with Section 8.2(d) hereof with respect to the sale of the Louisville Station (a "Louisville Indemnification Claim") or
(ii) the Louisville Net Operating Losses exceed the net cash proceeds from the sale of the Louisville Station and have not been reimbursed to the Parent by the Series A Stockholders and the Series B Stockholders pursuant to Section 6.10(c) hereof, then the Parent shall be entitled to withdraw an amount of the Louisville Escrowed Cash equal to the amount of such Louisville Indemnification Claim or the amount by which Louisville Net Operating Losses exceed the net cash proceeds of the sale of the Louisville Station and have not been reimbursed to the Parent by the Series A Stockholders and the Series B Stockholders, as the case may be. On the expiration of the indemnification period under the Louisville Contract or any other contract for the sale of the Louisville Station, the Escrow Agent shall release to the Series A Stockholders and the Series B Stockholders, on a pro rata basis less any deductions noted below, the Louisville Escrowed Cash remaining after the permitted withdrawals hereunder, provided that the Parent, the Series A Stockholders' Representative and the Series B Stockholders' Representative shall jointly direct the Escrow Agent to
(A) retain an amount of the Louisville Escrowed Cash equal to the amount necessary to satisfy any pending Louisville Indemnification Claims made under
Section 8.2(d), and (B) distribute to the Parent an amount equal to the amount by which Louisville Net Operating Losses exceed the net cash proceeds of the sale of the Louisville Station and have not been reimbursed to the Parent by the Series A Stockholders and the Series B Stockholders pursuant to Section 6.10(c) hereof or previously withdrawn from the Lexington Escrowed Cash, and, provided further, that any such additional Louisville Escrowed Cash retained pursuant to the preceding provisos shall be promptly distributed to the Series A Stockholders and the Series B Stockholders on a pro-rata basis after such pending Louisville Indemnification Claims are satisfied or resolved.

                       If applicable, Escrowed Property withdrawn or retained by the Parent pursuant to Sections 2.6(a), 2.6(b), 2.6(c) or 2.6(d) hereof shall consist of portions of Escrowed Cash and Escrowed Stock in the same ratio as the Escrowed Cash and Escrowed Stock bear to each other, with the value of each Parent Class D Share comprising such Escrowed Stock being deemed to be the Applicable Class D Value for purposes of such determination; provided, however, that Escrowed Property so withdrawn or retained with respect to Indemnification Claims made under Sections 8.2(b) or 8.2(c) hereof shall consist of portions of Escrowed Cash and Escrowed Stock in the same ratio as would be distributable to the applicable Stockholder pursuant to the following sentence. Escrowed Property distributed to the Stockholders pursuant to Sections 2.6(c) and 2.6(d) hereof shall consist of portions of Escrowed Cash and Escrowed Stock determined as follows: (1) Escrowed Cash and Escrowed Stock shall be distributed to Series A Stockholders in the same ratio as the Escrowed Series A Cash Merger Consideration and Escrowed Series A Stock Consideration bear to each other; and
(2) Escrowed Cash and Escrowed Stock shall be distributed to Series B Stockholders in the same ratio as the Escrowed Series B Cash Merger Consideration and the Escrowed Series B Stock Merger Consideration bear to each other, in each case with the value of each Parent Class D Share comprising such Escrowed Stock being deemed to be the Applicable Class D Value for such purposes. For the avoidance of doubt (i) the Escrowed Cash deposited into the post-Closing escrow pursuant to this
Section 2.6 shall consist of cash in an amount equal to the Escrowed Series A Cash Consideration withheld from the Aggregate Series A Cash Consideration, and cash in an amount equal to the Escrowed Series B Cash Consideration withheld from the Aggregate Series B Cash Consideration, (ii) the Escrowed Stock deposited into the post-Closing escrow pursuant to this Section 2.6 shall consist of a number of Parent Class D Shares equal to the Escrowed Series A Stock Merger Consideration which shall be withheld from the Aggregate Series A Stock Merger Consideration, and a number of Parent Class D Shares equal to the Escrowed Series B Stock Merger Consideration which shall be withheld from the Aggregate Series B Stock Merger Consideration, and (iii) no portion of the Aggregate Series D Stock Merger Consideration or Aggregate Series D Cash Merger Consideration shall be deposited into the post-Closing escrow, and no Series D Stockholder shall have any rights with respect to the Escrowed Property.

                           (g) As of the Effective Time, the Series A
Stockholders shall have the right to modify the Escrowed Series A Stock Merger Consideration and the Escrowed Series A Cash Merger Consideration as follows:
(i) the Series A Stockholders shall have the right to reduce the amount of the Escrowed Series A Cash Merger Consideration by directing the Parent to increase the Parent Class D Shares that will constitute the Escrowed Series A Merger Consideration by that number of shares equal to the amount of the desired cash reduction divided by the Applicable Class D Value; and/or (ii) the Series A Stockholders shall have the right to deliver, in lieu of any or all Parent Class D Shares that would constitute the Escrowed Series A Stock Merger Consideration, a sum of immediately available funds equal to the Applicable Class D Value multiplied by the number of Parent Class D Shares being substituted as set forth in Section 2(c) of the Post-Closing Escrow Agreement. Any and all Parent Class D Shares so substituted shall be distributed immediately to the Stockholder(s) who elect to deliver cash pursuant to this Section 2.6(g). The Parties agree that, notwithstanding any modifications to the post-Closing escrow pursuant to this
Section 2.6(g), the aggregate value of the cash and the Parent Class D Shares (valued at the Applicable Class D Value) deposited into the post-Closing escrow at the Effective Time shall be Five Million Dollars ($5,000,000.00).

                  2.7.     The Merger Consideration Adjustment.

                           (a) Not later than five (5) business days before
Closing, the Company shall deliver to the Parent a statement (the "Preliminary Adjustment Statement") that sets forth a good faith estimate of the amount of the Closing Date Net Working Capital and the Consolidated Liabilities (including the unpaid Transaction Fees and Costs) at Closing and the Company's calculation of the Adjusted Consideration and Merger Consideration for each Stockholder. The Preliminary Adjustment Statement shall show the Company's calculations in reasonable detail and shall be accompanied by a good faith, estimated balance sheet of the Company (as of the date of the Preliminary Adjustment Statement) prepared by the Company Accountant in accordance with GAAP and other supporting documentation.


                           (b) Not later than 90 days after Closing, the Parent
shall deliver to the Series A Stockholders' Representative and the Series B Stockholders' Representative a statement (the "Final Adjustment Statement") that sets forth the amount of the Closing Date Net Working

Capital and the Consolidated Liabilities at Closing and the Parent's calculation of the Adjusted Consideration and the Merger Consideration for each Stockholder. The Final Adjustment Statement shall show the Parent's calculations in reasonable detail and shall be accompanied by a balance sheet of the Company (as of the Closing Date) prepared by the Parent's Accountant in accordance with GAAP and other supporting documentation and shall explain in reasonable detail any differences between the Preliminary Adjustment Statement and the Final Adjustment Statement.

                           (c) If the Series A Stockholders' Representative or
the Series B Stockholders' Representative disputes any item in the Final Adjustment Statement, such Stockholders' Representative shall notify the Parent in writing thereof (specifying the amount of each item in dispute and setting forth in reasonable detail the basis for each item in dispute) within fifteen
(15) business days of receipt by such Stockholders' Representative of the Final Adjustment Statement. If the Series A Stockholders' Representative or the Series B Stockholders' Representative does not notify the Parent of any such dispute within such time, then the Final Adjustment Statement shall be deemed to be final and binding on the parties. In the event of such a dispute, the parties shall negotiate in good faith to attempt to reconcile their differences. If such dispute has not been resolved within twenty (20) business days, the parties shall submit the items remaining in dispute for resolution to the Independent Accounting Firm, which shall, as promptly as practicable but in any event within twenty (20) business days, resolve the disputed items and report to the parties, and such report shall have the effect of an arbitral award and shall be final and binding on the parties. The fees and disbursements of the Independent Accounting Firm shall be allocated equally between the Parent and the Series A Stockholders and the Series B Stockholders.

                           (d) If the Merger Consideration as determined in
accordance with this Section 2.7 differs from the amount calculated at the Effective Time, then within five (5) business days of such determination, the parties shall make appropriate settlement thereof. If such settlement is in favor of the Stockholders, the Parent shall promptly deliver additional Parent Class D Shares to the Series A Stockholders and the Series B Stockholders, on a pro rata basis, in an amount equal to such settlement, or in the Parent's sole discretion, the Parent may pay all or a portion of such settlement in cash up to such amount as will not, when aggregated with the Aggregate Cash Merger Consideration paid at Closing, exceed Fifty Million Dollars ($50,000,000.00); provided, however, that the aggregate amount of cash paid at Closing and pursuant to this Section 2.7 shall in all events be less than the amount that would cause the Merger not to qualify as a reorganization under (S)368(a) of the Code as determined in the reasonable opinion of Graydon, Head & Ritchey LLP ; and, further provided, however, that if the Parent pays such amount in a combination of cash and stock, then the cash portion shall be delivered first to the Series B Stockholders until either (i) the amount payable to the Series B Stockholders is satisfied in full, in which case any remaining cash and all of the stock shall then be delivered to the Series A Stockholders, or (ii) no cash remains, in which case the balance of the amount payable to the Series B Stockholders shall be paid in stock and the amount payable to the Series A Stockholders shall be payable entirely in stock. In any such settlement, the number of Parent Class D Shares subject to settlement shall be determined by dividing the amount of the settlement by the Applicable Class D Value. If such settlement is in favor of the Parent, the Parent shall be entitled to withdraw such settlement amount from the Escrowed Property as provided in Section 2.6 hereof; provided that within fourteen (14) days of such settlement, each Series A Stockholder and Series B Stockholder shall be required to deliver to the Escrow Agent an amount equal to that Stockholder's pro rata share of the amount of Escrowed Property withdrawn by the Parent in connection with such settlement.

                  2.8. Payment of Liabilities. Simultaneously with Closing on the Closing Date, the Blue Chip Companies long term indebtedness payable to Fleet and Blue Chip Venture and all other Blue Chip Companies' financial institutions and banks, the Transaction Fees and Costs and that portion of the Employee Award Payments that become payable on the Closing Date, shall be paid and satisfied by the Parent and in connection with such satisfactions, the Company shall cause the Blue Chip Companies' lenders to release and discharge any and all security interests, stock pledges, mortgage, liens, claims and encumbrances whatsoever that they may have or possess against and in respect of the Blue Chip Companies' assets, including, without limitation, the execution, delivery and filing of mortgage satisfactions and UCC termination statements in all required jurisdictions.

                  2.9. Company Options. The Company shall take all actions necessary and appropriate to provide that, upon the Effective Time, each outstanding option and related rights to purchase Company Shares or other similar interest (collectively, the "Company Options") granted under any of the Company's stock option plans or under any other plan or arrangement, whether or not then exercisable or vested, shall be canceled and all rights of all optionees thereunder shall be terminated.

         3.       Representations and Warranties Concerning the Transaction.

                  3.1. Representations and Warranties of the Stockholders. Each of the Stockholders represents and warrants to the Parent that the statements contained in this Section 3.1 are correct and complete in all material respects as of the date of this Agreement with respect to himself, herself or itself.

                       (a) Organization of Certain Stockholders. If such Stockholder is a corporation, a partnership, or a limited liability company, such Stockholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be.

                       (b) Authorization of Transaction. Such Stockholder has full power and authority (including, if the Stockholder is a corporation, a partnership or a limited liability company, full corporate, partnership or limited liability company power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms and conditions. Such Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                       (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Stockholder is subject or, if such Stockholder is a corporation, a partnership or a limited liability company, any provision of its charter or bylaws, partnership agreement, operating agreement or other organization document or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Stockholder is a party or by which he, she or it is bound or to which any of his, her or its assets is subject.

                       (d) Brokers' Fees. Such Stockholder has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Parent or any of its Subsidiaries or the Surviving Corporation or any of its Subsidiaries could become liable or obligated.

                       (e) Company Shares. Such Stockholder holds of record and owns beneficially the number of Company Shares set forth next to his, her or its name in Section 4.2 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. With the exception of the Shareholders Agreement, (i) such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company and (ii) such Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                       (f) Investment Representations. Such Stockholder:

                           (i) is either (A) an "accredited investor" within the meaning of Rule 501 of the Securities Act, or (B) either alone or with such Stockholder's purchaser representative (as such term is defined in Rule 501 of the Securities Act) has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of investing in Parent Class D Shares;

                           (ii) has received certain information concerning the Parent and has had the opportunity to obtain additional information in order to evaluate the merits and risks inherent in holding the Parent Class D Shares; and

                           (iii) is acquiring the Parent Class D Shares acquired pursuant hereto for such Stockholder's own account with the present intention of holding such securities for purposes of investment, and that he, she or it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. Each certificate for Parent Class D Shares issued pursuant to this Agreement shall be imprinted with a legend in substantially the following form:

                       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER THE

                       SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."


                       (g) Reorganization. Such Stockholder has no plan or intention to take any action that would cause the Merger not to qualify and continue to qualify as a reorganization under ss. 368(a) of the Code. Such Stockholder will pay its own expenses incurred in connection with the Merger. The Parent Class D Shares issued to such Stockholder as part of the Merger Consideration are being received solely in consideration of such Stockholder's Company Shares.

                  3.2 Representations and Warranties of the Parent. The Parent represents and warrants to the Stockholders that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement.

                           (a) Organization of the Parent and the Merger
Subsidiary. Each of the Parent and the Merger Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                           (b) Authorization of Transaction. Each of the Parent
and the Merger Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. All actions and approvals required by the respective boards of directors and stockholders of each of the Parent and Merger Subsidiary have been taken and obtained as of the date of this Agreement and no further actions or approvals are necessary to consent to the Merger and the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Parent and the Merger Subsidiary, enforceable in accordance with its terms and conditions. Except for the FCC Applications and filings required pursuant to the Hart-Scott-Rodino Act, the Parent and the Merger Subsidiary need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                           (c) Noncontravention. Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent or the Merger Subsidiary is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent or the Merger Subsidiary is a party or by which it is bound or to which any of its assets is subject, except for such conflicts as will be waived and such notices that will be given prior to the Closing Date.

                           (d) Brokers' Fees. Neither the Parent nor the Merger
Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Stockholder could become liable or obligated.

                           (e) Capitalization. The entire authorized capital
stock of the Parent consists of: (i) 30,000,000 shares of Class A Common Stock, par value $.001 per share, of which 22,302,586 shares are issued and outstanding as of the date of this Agreement; (ii) 150,000,000 shares of Class B Common Stock, par value $.001 per share, of which 2,867,463 shares are issued and outstanding as of the date of this Agreement; (iii) 150,000,000 shares of Class C Common Stock, par value $.001 per share, of which 3,132,458 shares are issued and outstanding as of the date of this Agreement; (iv) 150,000,000 shares of Class D Common Stock, par value $.001 per share, of which 58,498,041 shares are issued and outstanding as of the date of this Agreement; and (v) 1,000,000 shares of Convertible Preferred Stock, par value $.001 per share, of which 310,000 shares are issued and outstanding as of the date of this Agreement (all such shares of capital stock are referred to herein as the "Parent Capital Stock"). All of the issued and outstanding shares of Parent Capital Stock have been duly authorized, and are validly issued, fully paid, and nonassessable. Except as described above, as provided in the Parent's Amended and Restated Certificate of Incorporation as amended through the date hereof, and as set forth on the attached Schedule 3.2(e), as of the date of this Agreement, there are no outstanding or authorized options (other than options issued or reserved for issuance to employees of the Parent and its Subsidiaries pursuant to that certain Stock Option Plan ratified by the Parent's stockholders on September 15,
2000), warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Parent to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Parent. Except for the Stockholders Agreement dated as of March 2, 1999, among Alfred C. Liggins, III and Catherine L. Hughes, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Parent.

                           (f) Continuity of Business Enterprise. It is the
present intention of the Parent to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic assets in a business, in each case within the meaning of Treasury Regulations (S)1.368-1(d). In addition, the Parent has no plan or intention to transfer the stock of the Surviving Corporation following the Merger to (i) a corporation that is not a member of the Parent's "qualified group" within the meaning of Treasury Regulations (S)1.368-1(d)(4)(ii), or (ii) a partnership (including any entity classified as such for federal income tax purposes).

                           (g) Reorganization. The Parent has no plan or
intention to take any action that would cause the Merger not to qualify and continue to qualify as a reorganization under (S)368(a) of the Code. The Parent has no plan or intention to reacquire any of the stock of the Parent that will be issued in connection with the Merger. There is no intercorporate indebtedness existing between the Parent and the Company or between the Merger Subsidiary and the Company that was issued, acquired or will be settled at a discount. Neither the Parent nor the Merger Subsidiary is an investment company, as defined in
(S)368(a)(2)(F)(iii) and (iv) of the Code. Prior to and through the Effective Time of the Merger, the Parent will be in control of the Merger Subsidiary within the meaning of (S)368(c) of the Code. Following the Merger, the Parent does not have a present plan or intention to cause the Surviving Corporation to issue additional shares of stock that would result in the Parent losing control of the Surviving Corporation within the meaning of
(S)368(c) of the Code. The Parent has no plan or intention to: (i) liquidate the Surviving Corporation, (ii) merge the Surviving Corporation with and into another corporation, (iii) sell or otherwise dispose of the stock of the Surviving Corporation, or (iv) cause the Surviving Corporation to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for (A) dispositions made in the ordinary course of business or (B) transfers described in (S)368(a)(2)(C) of the Code. Following the Merger, the Parent will cause the Surviving Corporation to continue the historic business of the Company or to use a significant portion of the Company's business assets in a business. The Parent and the Surviving Corporation will each pay its own expenses incurred in connection with the Merger.

                           (h) Qualification. The Parent is legally, financially
and otherwise qualified to be the licensee of, acquire, own and operate the Blue Chip Stations under the Communications Act and the rules and regulations of the FCC. There are no facts that would, under existing law and the existing rules and regulations of the FCC, disqualify the Parent as an assignee of the FCC Licenses or as the owner and operator of the Blue Chip Stations. No waiver of any FCC rule on behalf of the Parent is necessary for the FCC Consent to be obtained. There is no action, suit or proceeding pending or, to the Knowledge of the Parent, threatened against the Parent which questions the legality or propriety of the transactions contemplated by this Agreement or could materially adversely affect the Parent's ability to perform its obligations hereunder, other than rule- making proceedings affecting the broadcasting industry in general. The Parent will have available on the Closing Date sufficient consideration to enable it to consummate the transactions contemplated hereby.

                           (i) Reports and Financial Statements. The Parent has
previously made available to the Company true and complete copies of:

                               (i) the Parent's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1998 and 1999;

                               (ii) the Parent's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

                               (iii) each definitive proxy statement filed by the Parent with the SEC since December 31, 1998;

                               (iv) each final prospectus filed by the Parent with the SEC since December 31, 1998, except any final prospectus on Form S-8; and

                               (v) all Current Reports on Form 8-K filed by the Parent with the SEC since December 31, 1998.

                  As of their respective dates, such reports, proxy statements and prospectuses filed on or prior to the date hereof (collectively, "Parent SEC Reports") (A) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing clause (B) shall not apply to the financial statements included in the Parent SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by
GAAP). Since January 1, 1999, the Parent has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

                           (j) No Undisclosed Liabilities. The Parent does not
have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by GAAP to be reflected on a consolidated balance sheet except (a) liabilities or obligations reflected in any of the Parent SEC Reports and (b) liabilities or obligations which would not in the aggregate have a Material Adverse Effect on the Parent.

                           (k) No Violation of Law. The business of the Parent
is not being conducted in violation of any law, ordinance or regulation of any governmental body or authority except (a) as described in any of the Parent SEC Reports and (b) for violations or possible violations which would not in the aggregate have a Material Adverse Effect on the Parent.

                           (l) Absence of Certain Changes or Events. Other than
as disclosed in the Parent SEC Reports, since September 30, 2000, the business of the Parent has been conducted in all material respects in the ordinary course and there has not been any event, occurrence, development or set of circumstances or facts that has had a Material Adverse Effect on the Parent.

                           (m) Investigations; Litigation. Except as described
in any of the Parent SEC Reports or previously disclosed in writing to the
Company:

                               (i)  no investigation or review by any
         governmental body or authority with respect to the Parent which would in the aggregate have a Material Adverse Effect on the Parent is pending nor has any governmental body or authority notified the Parent of an intention to conduct the same; and

                               (ii) there are no actions, suits or proceedings pending or, to the Knowledge of the Parent, threatened against or affecting Parent, or any of its respective properties, or before any federal, state, local or foreign governmental body or authority which in the aggregate is reasonably likely to have a Material Adverse Effect on the Parent.

         4. Representations and Warranties Concerning the Company and Its Subsidiaries. The Company represents and warrants to the Parent that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Company to the Parent on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

                  4.1. Organization, Qualification, and Corporate Power. Each of the Company and its Subsidiaries is a corporation or a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of the Company and its Subsidiaries has full corporate or limited liability company power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
Section 4.1 of the Disclosure Schedule lists the directors and officers of each of the Company and its Subsidiaries.

                  4.2. Capitalization. The entire authorized capital stock of the Company consists of: (a) 1,031,429.29 shares of Series A Common Stock, of which 1,015,063.29 shares are issued and outstanding; (b) 776,962.03 shares of Series B Common Stock, all of which are issued and outstanding; (c) 199,113.9244 shares of Series C Common Stock, none of which are issued or outstanding; and
(d) 398,794 shares of Series D Common Stock, all of which are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except for the Kandu Investments, LLC option exercisable for 16,366 shares of Series A Common Stock and options granted to certain employees exercisable for 41,900 shares of Series C Common Stock, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company other than the Shareholders Agreement. There are no agreements pursuant to which the Company is, or shall become, required to register shares of its capital stock other than the Company Registration Rights Agreement. Section 4.2 of the Disclosure Schedule sets forth
(i) the name of each beneficial owner of Series A Common Stock, Series B Common Stock and Series D Common Stock and the number of shares beneficially owned by each such Stockholder and (ii) the name of each Person that holds an option to acquire Series C Common Stock and the number of shares of such Series C Common Stock for which such option is exercisable.

                  4.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company and its Subsidiaries is subject or any provision of the charter or bylaws of the Company and its Subsidiaries or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the Company nor have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Neither the Company or its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for the FCC Consent and the filing of a pre-merger notification under the Hart-Scott Rodino Act or except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the Company.

                  4.4. Brokers' Fees. Neither the Company or its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  4.5. Subsidiaries. Section 4.5 of the Disclosure Schedule sets forth for each Subsidiary of the Company (a) its name and jurisdiction of incorporation or organization, (b) the number of shares of authorized capital stock of each class of its capital stock or the number of authorized units of each class of its units, (c) the number of issued and outstanding shares of each class of its capital stock or units of each class of its units, the names of the holders thereof, and the number of shares or units held by each such holder, and
(d) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. The Company or its Subsidiaries holds of record and owns beneficially all of the outstanding shares or units of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or units of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock or units. There are no outstanding stock or unit appreciation, phantom stock or unit, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock or units of any Subsidiary of the Company. Neither the Company or its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

                  4.6. Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"):
(a) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999 for the Company and its Subsidiaries; and (b) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the eleven (11) months ended November 30, 2000 (the "Most Recent Fiscal Month End"), for the Company and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

                  4.7. Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, the Company has not incurred a Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

                       (a) neither the Company or its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business other than:

                           (i) the Company's pending disposition of WFIA(AM) in Louisville, Kentucky to Salem Communications Corporation or a subsidiary thereof; and

                           (ii) the Company's pending disposition of WDBZ(AM) in
                  Cincinnati, Ohio to the Series A Stockholders pursuant to
                  Section 5.21(c) hereof;


                       (b) neither the Company or its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                       (c) no party (including the Company and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which the Company and its Subsidiaries is a party or by which any of them is bound;

                       (d) neither the Company or its Subsidiaries has imposed any material Security Interest upon any of its assets, tangible or intangible;

                       (e) neither the Company or its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

                       (f) neither the Company or its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                       (g) the Company and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $15,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                       (h) neither the Company or its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                       (i) the Company has not delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

                       (j) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

                       (k) there has not been any discharge or satisfaction of any obligation or liability owed by the Company which is outside the Ordinary Course of Business or which is inconsistent with past business practices;

                       (l) there has been no change made or authorized in the charter or bylaws of the Company and its Subsidiaries;

                       (m) neither the Company or its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                       (n) neither the Company or its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                       (o) neither the Company or its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                       (p) neither the Company or its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                       (q) neither the Company or its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                       (r) neither the Company or its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                       (s) neither the Company or its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                       (t) neither the Company or its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside Ordinary Course of Business;

                       (u) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

                       (v) there has not been any other material transaction involving the Company, any action taken by the Company or any failure to act by the Company, nor has there been any occurrence, event or incident involving the Company that would have a Material Adverse Effect on the Company; and

                       (w) neither the Company or its Subsidiaries has committed to any of the foregoing.

                  4.8. Undisclosed Liabilities. Neither the Company or its Subsidiaries has any material liability of a type required to be disclosed as a liability on its balance sheet according to generally accepted accounting principles (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including, without limitation, any liability for taxes, unused vacation and sick time earned to date, bonuses and personal benefits earned to date, severance liabilities, sales commissions, commission expense due to representation firms, music licensing fees and other such liabilities), except for (a) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (b) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

                  4.9. Legal Compliance. Each of the Company and its Subsidiaries has complied in all respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect on the Company.

                  4.10. Tax Matters.

                        (a) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither the Company or its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

                        (b) There is no material dispute or claim concerning any Tax liability of the Company and its Subsidiaries as to the Company's Knowledge based upon personal contact with any agent of any authority.

                        (c) Section 4.10 of the Disclosure Schedule lists all federal, state, local, and foreign Income Tax Returns filed with respect to the Company and its Subsidiaries for taxable periods ended on or after December 31, 1994, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. The Company has delivered to the Parent correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Company and its Subsidiaries since December 31, 1994. Neither the Company or its Subsidiaries has waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

                        (d) None of the Company or its Subsidiaries has filed a consent under Code (S)341(f) concerning collapsible corporations. None of the Company or its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code (S)280G. None of the Company and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the taxes of any Person (other than the Company and its Subsidiaries) under Reg.(S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                        (e) The unpaid Taxes of the Company and its Subsidiaries
(i) did not, as of the Most Recent Fiscal Month End, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

                  4.11. Real Property.

                        (a) Section 4.11(a) of the Disclosure Schedule lists and describes briefly all real property that any of the Company and its Subsidiaries owns. With respect to each such parcel of owned real property:

                            (i) the identified owner has good and marketable, indefeasible fee simple title to such parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments which are not yet due and payable as of the Closing Date, recorded easements, covenants, conditions and other restrictions of record affecting title to such parcel of owned real property which do not or would not materially impair the use or occupancy of such parcel of owned real property in the operation of the business conducted thereon, and building codes and zoning restrictions regulating the use or occupancy of such owned real property which are imposed by any government authority having jurisdiction over such owned real property which are not violated by the current use or occupancy of such owned real property;

                            (ii) there are no pending or, to the Company's Knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                            (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in material violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land;

                            (iv) all facilities have received all approvals of governmental authorities (including material licenses and permits) required in connection with the construction, ownership or operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

                            (v) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                            (vi) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                            (vii) there are no parties (other than the Company and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 4.11(a) of the Disclosure Schedule who are in possession of space to which they are entitled.


                        (b) Section 4.11(b) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company and its Subsidiaries. The Company has delivered to the Parent correct and complete copies of the leases and subleases listed in Section 4.11(b) of the Disclosure Schedule (as amended to date). With respect to each material lease and sublease listed in Section 4.11(b) of the Disclosure Schedule:

                            (i)   the lease or sublease is legal, valid,
         binding, enforceable, and in full force and effect in all respects;


                            (ii) to the Company's Knowledge, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                            (iii) to the Company's Knowledge, no party to the lease or sublease has repudiated any provision thereof;

                            (iv) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                            (v) neither the Company or its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold or interest therein except for any subleases to which the Company or its Subsidiaries is a party, each of which is listed and described in
         Section 4.11(b) of the Disclosure Schedule;

                            (vi) to the Company's Knowledge, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all respects; and

                            (vii) there are no liens or encumbrances on the estate or interest by any lease.

                  4.12. Intellectual Property.

                        (a) To the Company's Knowledge, neither the Company or its Subsidiaries have received any notice that the Company or its Subsidiaries have interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and to the Company's Knowledge, neither the Company nor its Subsidiaries have received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Company's Knowledge, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Company and its Subsidiaries in any material respect.

                        (b) Section 4.12(b) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which the Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 4.12(b) of the Disclosure Schedule also identifies each material trade name or unregistered trademark used by the Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4.12(b) of the Disclosure Schedule:

                            (i) the Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                            (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                            (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Company's Knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                            (iv) neither the Company and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (c) Section 4.12(c) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Parent correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.12(c) of the Disclosure Schedule:

                            (i)   the license, sublicense, agreement, or
         permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                            (ii)  no party to the license, sublicense,
         agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                            (iii) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; and

                            (iv) neither the Company or its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  4.13. Title to and Condition of Tangible Personal Property.
Section 4.13 of the Disclosure Schedule lists all material items of the Company's tangible personal property. The tangible personal property listed in
Section 4.13 of the Disclosure Schedule comprises all material items of tangible personal property necessary to conduct the business and operations of the Blue Chip Stations as now conducted. Except as described in Section 4.13 of the Disclosure Schedule, the Company owns and has good title to each item of tangible personal property, and none of the tangible personal property owned by the Company is subject to any security interest, mortgage, conditional sales agreement, or other lien or encumbrance, except for liens for current taxes not yet due and payable. Each item of tangible personal property is available for immediate use in the business and operations of the Blue Chip Stations. All items of transmitting and studio equipment included in the tangible personal property (a) have been maintained in a manner consistent with generally accepted standards of good engineering practice, (b) are in good condition and repair consistent with their use, ordinary wear and tear excepted, and (c) will permit the Blue Chip Stations and any associated auxiliary broadcast stations to operate in accordance with the terms of the FCC

Authorizations and the rules and regulations of the FCC, and in material compliance with all other applicable federal, state, and local statutes, ordinances, rules, and regulations.

                  4.14. Contracts. Section 4.14 of the Disclosure Schedule lists the following contracts and other agreements to which the Company and its Subsidiaries is a party:

                        (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $15,000 per annum, provided that the aggregate amount of annual lease payments for all agreements omitted from Section 4.14 of the Disclosure Schedule due to the annual lease payment threshold of this provision shall not exceed $100,000;

                        (b) any agreement (or group of related agreements) other than Times Sales Agreements, for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $15,000, provided that the aggregate amount of consideration for all agreements omitted from Section 4.14 of the Disclosure Schedule due to the consideration threshold of this provision shall not exceed $100,000;

                        (c) any agreement for the sale of air time on the Blue Chip Stations other than Time Sales Agreements;

                        (d) any agreement concerning a partnership or joint venture;

                        (e) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $15,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible, provided that the aggregate amount of indebtedness or capitalized lease obligations for all agreements omitted from Section 4.14 of the Disclosure Schedule due to the indebtedness and capitalized lease obligation threshold of this provision shall not exceed $100,000;

                        (f) other than contained in agreements with employees, any material agreement concerning confidentiality or non-competition;

                        (g) any agreement with any of the Stockholders and their Affiliates (other than the Company and its Subsidiaries);

                        (h) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                        (i) any collective bargaining agreement;

                        (j) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits in excess of $10,000, provided that the aggregate amount of annual compensation and severance benefits for all agreements omitted from
         Section 4.14 of the Disclosure Schedule due to the compensation and severance benefits thresholds of this provision shall not exceed $100,000;

                        (k) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

                        (l) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Company; and

                        (m) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000, provided that the aggregate amount of consideration for all agreements omitted from Section 4.14 of the Disclosure Schedule due to the consideration threshold of this provision of this provision shall not exceed $100,000.

         The Company has delivered to the Parent a correct and complete copy of each written agreement listed in Section 4.14 of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4.14 of the Disclosure Schedule. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; and (ii) the Company is not and, to the Company's Knowledge, no other party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement which would have a Material Adverse Effect on the Company.

                  4.15. FCC Authorizations.

                        (a) Section 4.15(a) of the Disclosure Schedule sets forth the FCC Authorizations held by the Station Subs (including the licensee name, call sign, FCC file number, community of license, type of license, and expiration date). Such FCC Authorizations include all of the licenses and authorizations required under the Communications Act, or the rules, regulations and policies of the FCC for the operation of the Blue Chip Stations as currently conducted. The FCC Authorizations are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired. There is not pending or, to the Company's Knowledge, threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify any of the FCC Authorizations (other than proceedings to amend FCC rules of general applicability), and there is not now issued or outstanding, or pending or, to the Company's Knowledge, threatened, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability or notice of forfeiture. To the Company's Knowledge, there is not now before the FCC any pending or threatened complaint, or other adverse or potentially adverse action against the Blue Chip Companies or the Blue Chip Stations.

                        (b) All material reports and filings required to be filed with, and all regulatory fees required to be paid to, the FCC by the Blue Chip Companies with respect to the Blue Chip Stations have been timely filed and paid, and all such reports and filings are accurate and complete in all material respects. The Blue Chip Companies maintain public files for the Blue Chip Stations which are in material compliance with FCC rules. With respect to FCC licenses, permits and authorizations, the Blue Chip Companies are operating only those facilities for which an appropriate FCC Authorization has been obtained and is in effect, and the Blue Chip Companies are meeting all of the material conditions of each such FCC Authorization. The Blue Chip Stations are operating in compliance in all material respects with the FCC Authorizations, the Communications Act, and the rules, regulations and policies of the FCC.

                        (c) The Company is not aware of any facts indicating that the Stockholders, the Blue Chip Companies or the Blue Chip Stations are not in compliance with all rules, regulations, policies, and other requirements of the FCC, the Communications Act, or any other applicable federal, state and local statutes, regulations and ordinances. The Company is not aware of any facts and the Company has received no notice or communication, formal or informal, indicating that the FCC is considering revoking, suspending, canceling, rescinding or terminating any FCC Authorization.

                        (d) The operation of the Blue Chip Stations does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 3 kHz to 300 GHz" (ANSI/IEEE C95.1-1992) issued by the American National Standards Institute, adopted by the FCC effective October 15, 1997, and described in OET Bulletin No. 65. Renewal of the FCC Authorizations would not constitute a "major action" within the meaning of (S)1.1301, et seq., of the FCC's rules.

                        (e) Each communications tower structure used in the operation of the Blue Chip Stations has (to the Company's Knowledge with respect to leased communications tower structures) been registered under the rules and regulations of the FCC, and the Federal Aviation Administration has issued a determination of no hazard to air navigation with respect to each such tower for which such a determination is required.

                  4.16. Notes and Accounts Receivable. All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

                  4.17 Powers of Attorney. To the Company's Knowledge, there are no material outstanding powers of attorney executed on behalf of the Company and its Subsidiaries.

                  4.18. Insurance. Section 4.18 of the Disclosure Schedule lists each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of the Company and its Subsidiaries is a party.
Section 4.18 of the Disclosure Schedule describes any material self-insurance arrangements affecting the Company and its Subsidiaries. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither the Company and its Subsidiaries nor, to the Company's Knowledge, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any material provision thereof.

                  4.19. Litigation. Section 4.19 of the Disclosure Schedule sets forth each instance in which any of the Company and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Company's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

                  4.20. Employees. To the Company's Knowledge, no executive, key employee, or significant group of employees plans to terminate employment with the Company and its Subsidiaries during the next 12 months. Neither the Company or its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Neither the Company or its Subsidiaries has committed any material unfair labor practice. To the Company's Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company and its Subsidiaries. The Company has delivered to the Parent a true and correct copy of all written policies of any of the Blue Chip Companies provided to employees of any of the Blue Chip Companies.

                  4.21. Employee Benefits.

                        (a) Section 4.21 of the Disclosure Schedule lists each Employee Benefit Plan that any of the Company and its Subsidiaries maintains or to which any of the Company and its Subsidiaries contributes or has any obligation to contribute.

                        (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                        (c) Except as set forth in Section 4.21(c) of the Disclosure Schedule, all required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit

Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

                        (d) Except as set forth in Section 4.21(d) of the Disclosure Schedule, all contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been made with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                        (e) The Blue Chip Broadcasting, Inc. 401(k) & Profit Sharing Plan (the "Company's 401(k) Plan") is the only employee benefit plan maintained by the Company that is intended to meet the requirements of a "qualified plan" under Code (S)401(a). The Company's 401(k) Plan was originally established effective May 1, 1997 by adoption of a standardized prototype document, and the Company was entitled to rely on the favorable opinion letter issued by the IRS to the prototype plan sponsor. The Company's 401(k) Plan was amended and restated effective May 1, 1997 by adoption on June 26, 2000 of a volume submitter document. The Company intends to file the Company's 401(k) Plan as amended and restated for a determination letter prior to the end of the remedial amendment period for compliance with the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998. The Company does not maintain any Employee Benefit Plans for the benefit of retired employees, other than the Company's 401(k) Plan and COBRA group health continuation coverage.

                        After receipt of a favorable determination letter on plan termination, distributions will be made to participants in the Company's 401(k) Plan, and such participants who continue in the employment with the Parent, the Surviving Corporation or any successor thereto shall be permitted to make a direct rollover of such distributions to a qualified retirement plan sponsored by the Parent, the Surviving Corporation or any successor thereto, including the direct rollover of any outstanding plan loan obligations. Prior to assumption of such loans, the Parent shall take such actions as are necessary with respect to its payroll to assure that the loans of such participants may continue to be repaid and do not go into default.

                        (f) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder (determined in accordance with then current funding assumptions).

                        (g) The Company has delivered to the Parent correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

                        (h) With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and any ERISA Affiliate maintains or to which any of them contributes, or has any obligation to contribute, or with respect to which any of them has any liability or potential liability:

                            (i) no such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Company's Knowledge, threatened;

                            (ii) except as set forth in Section 4.21(h) of the Disclosure Schedule, to the Company's Knowledge, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Company's Knowledge, threatened; and

                            (iii) neither the Company nor any of its Subsidiaries has incurred any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA (S)4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                        (i) Neither the Company, its Subsidiaries, or any ERISA Affiliate contributes to or has any obligation to contribute to, or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability (as defined in ERISA (S)4201), under or with respect to any Multiemployer Plan.

                        (j) Neither the Company or its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any material liability or potential liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

                        (k) The Company has complied in all material respects with all applicable federal and state employment laws, including, but not limited to, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the National Labor Relations Act, the Pregnancy Discrimination Act of 1978, all applicable civil rights acts, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Worker Adjustment and Retraining Notification Act and all rules and regulations established by the Occupational Health and Safety Administration and the Equal Employment Opportunity Commission.

                  4.22. Guaranties. Neither the Company or its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

                  4.23. Environment, Health, and Safety Matters.

                        (a) Except as disclosed on Schedule 4.23, each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

                        (b) Except as disclosed on Schedule 4.23, without limiting the generality of the foregoing, each of the Company, its Subsidiaries, and their respective Affiliates, has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such material permits, licenses and other authorizations is set forth on the attached Schedule 4.23(b).

                        (c) Except as disclosed on Schedule 4.23, neither the Company, its Subsidiaries, or their respective Affiliates has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                        (d) Except as set forth on the attached Schedule 4.23(d), none of the following exists at any property or facility owned or operated by the Company or its Subsidiaries in violation of Environmental, Health and Safety Requirements so as to create a Material Adverse Effect: (i) underground storage tanks; (ii) asbestos-containing material in any friable and damaged form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills, surface impoundments, or disposal areas.

                        (e) Neither the Company, its Subsidiaries, nor, to the Company's Knowledge, any of their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liability under any Environmental, Health, and Safety Requirements except any such liability that would not have a Material Adverse Effect.

                        (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                        (g) All representations and warranties applicable to Environmental, Health and Safety Requirements, hazardous substances, materials or waste, pollutants, contaminants or other environmental matters are contained solely in this Section 4.23.

                  4.24. Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

                  4.25. Continuity of Business Enterprise. The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulations (S)1.368-1(d).

                  4.26. Continuity of Stockholder Interest. Prior to the Merger, the Stockholders neither had portions of their Company Shares redeemed by the Company, nor received extraordinary distributions with respect to their Company Shares, and no corporation related to the Company within the meaning of Treasury Regulations ss.1.368-1(e)(3)(i)(B) acquired any Company stock, where such dispositions or acquisitions would reduce the aggregate fair market value of the Parent Class D Shares to be received by the Stockholders as a group (with such fair market value measured as of the Effective Time) to an amount less than fifty percent (50%) of the aggregate fair market value of the Company's stock determined immediately before any of such distributions, dispositions, or acquisitions.

                  4.27. Reorganization.

                        (a) The Company has no plan or intention to take any action that would cause the Merger not to qualify and continue to qualify as a reorganization under (S)368(a) of the Code. The Company liabilities assumed by the Surviving Corporation and liabilities to which the Company assets are subject were incurred by the Company in the Ordinary Course of Business; and the Company is not an "investment company" as defined in (S) 368(a)(2)(F)(iii) and
(iv) of the Code. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of (S)368(a)(3)(A) of the Code. The fair market value of the assets of the Company transferred to the Merger Subsidiary will equal or exceed the sum of the liabilities assumed by the Merger Subsidiary, plus the amount of the liabilities, if any, to which the transferred assets are subject.

                        (b) The Merger Subsidiary will acquire at least ninety percent (90%) of the fair market value of the net assets, and at least seventy percent (70%) of the fair market value of the gross assets, held by the Company immediately prior to the Merger. For purposes of this representation, the Company assets used to pay the Company's expenses of the Merger, and all redemptions and distributions made by the Company in contemplation of the Merger, will be included as assets of the Company held immediately prior to the Merger.

                  4.28. Insolvency Proceedings. No insolvency proceedings of any character, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company, are pending or, to the Company's Knowledge, threatened. The Company has not made an assignment for the benefit of creditors.

                  4.29. Certain Interests and Related Parties. Except as set forth in Section 4.29 of the Disclosure Schedule, (a) no Stockholder has any material interest in any assets used in or pertaining to the Company, nor are any Stockholders indebted or otherwise obligated to the Company; (b) the Company is not indebted or otherwise obligated to any Stockholder except for amounts due under normal arrangements as to salary or reimbursement of ordinary business expenses not unusual in amount or significance; (c) to the Company's Knowledge, no Stockholder, nor any officer or director of the Company has any material interest in any corporation, firm, partnership or other business enterprise which has had any business transactions with the Company relating to the Blue Chip Stations; and (d) no Stockholder has entered into any transaction with the Company relating to the Blue Chip Stations.

                  4.30. Assets of Certain Subsidiaries. Licenses LLC and Licenses II LLC have no businesses, assets, liabilities or operations other than those related to the ownership of FCC licenses.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  5.1. General. Each of the Parties will use his, her or its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 hereof), it being understood and agreed that each Stockholder makes this covenant only as to those actions applicable to him, her or it and has no power or authority individually to cause the Company to take any such actions as may be required by this Section 5.

                  5.2. Notices and Consents. The Company and its Subsidiaries will give any notices to third parties, and will use reasonable efforts to obtain any third party consents, that the Parent may reasonably request in connection with matters referred to in Section 4.3 hereof. Each of the Parties will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with any matters pertaining to such Party and referred to in Sections 3.1(b), 3.2(b), and 4.3 hereof. Without limiting the generality of the foregoing:

                        (a) prior to the date hereof, the Parent and the Company filed Notification and Report Forms and related materials with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act in connection with the transactions contemplated by this Agreement, and, subsequent to the date hereof, the Parent and the Company will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith; and

                        (b) as soon as possible (but in no event later than ten
         (10) business days after the date of this Agreement) the Parent and the Company shall file applications with the FCC (the "FCC Applications") requesting the FCC's written consent to the transactions contemplated by this Agreement. The Parent and the Company shall diligently take all steps that are necessary, proper or desirable to expedite the prosecution of the FCC Applications to a favorable conclusion. No Party by commission or omission shall put in jeopardy its qualifications as an FCC licensee, or impair the routine processing of the FCC Applications. The Company and the Parent shall promptly provide each other with a copy of any pleading, order or other document served on it relating to the FCC Applications, shall furnish all information required by the FCC, and shall be represented at all meetings or hearings scheduled to consider the FCC Applications. The Company will use its reasonable efforts and otherwise cooperate with the Parent, and the Stockholders shall likewise use their reasonable efforts and otherwise cooperate with the Parent in responding to any information requested by the FCC related to the FCC Applications and in defending against any petition, complaint or objection which may be filed against the FCC Applications. In the event any FCC Application as tendered is rejected or found deficient for any reason, the Party liable for the rejection or deficiency shall take all reasonable steps to cure the basis for rejection or finding for deficiency and, if necessary, the Parent and the Company shall jointly resubmit such FCC Application. The FCC's pubic notice or other written consent to the FCC Applications is referred to herein as the "FCC Consent."

                  5.3. Operation of Business. The Company will not and will cause its Subsidiaries not to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock or (b) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.7 hereof, without the Parent's prior written approval, not to be unreasonably withheld.

                  5.4. Preservation of Business. The Company shall and shall cause its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                  5.5.  FCC Compliance. The Company and its Subsidiaries shall:

                        (a) operate their business in all material respects in accordance with the terms of the FCC Authorizations and in compliance in all material respects with the Communications Act, FCC rules, regulations and policies, and all other applicable laws, rules and regulations, and maintain the FCC Authorizations in full force and effect and timely file and prosecute any necessary applications for renewal of the FCC Authorizations; and

                        (b) cure any exceptions to FCC compliance, including, without limitation, those described in Section 4.15(b) of the Disclosure Schedule as promptly as, and to the extent, possible and prior to the Closing Date.

                  5.6. Full Access. The Company and its Subsidiaries shall permit representatives of the Parent to have full access at all reasonable times and upon reasonable request, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company and its Subsidiaries. The Parent and the Company hereby reaffirm that the Confidentiality Agreement entered into between the Parent and the Company dated October 31, 2000 is still in full force and effect, and shall remain in full force and effect under the terms of such agreement.

                  5.7 Notice of Developments. The Company will give prompt written notice to the Parent of any material adverse development causing a breach of any of the representations and warranties in Section 4 hereof. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 hereof. No disclosure by any Party pursuant to this
Section 5.7, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                  5.8. Broadcast Transmission Interruption. The Company shall give prompt written notice to the Parent if the regular broadcast transmission of any of WIZF-FM, WGZB-FM, WDJX-FM, KTTB-FM, WING-FM, WGTZ-FM, WCKX-FM or WXMG-FM in the normal and usual manner is interrupted for a period of forty-eight (48) consecutive hours or more, and in such event, the Parent shall then have the right, by giving written notice, to postpone (and if necessary re-postpone) the Closing to a date that is fifteen (15) days after the end of any such interruption.

                  5.9. Exclusivity. Neither the Stockholders nor the Company or any of its Subsidiaries will (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, other than the Company's disposition of radio stations WLXO-FM in Stamping Ground, Kentucky, and WBTF-FM in Midway, Kentucky, WFIA(AM) in Louisville, Kentucky and/or WDBZ(AM) in Cincinnati, Ohio. None of the Stockholders will vote their Company Shares in favor of any such acquisition.

                  5.10. Title Insurance. No later than fourteen (14) business days prior to the Closing, the Parent, in its discretion, may obtain the following title insurance commitments, policies, and riders in preparation for the Closing:

                        (a) with respect to each parcel of real estate that any of the Company and its Subsidiaries owns, an ALTA Owner's Policy of Title Insurance 1992 Form (or equivalent policy reasonably acceptable to the Parent if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance 1992 Form is not available) issued by a title insurer (the "Title Company") reasonably satisfactory to the Parent (and, if requested by the Parent, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement reasonably acceptable to the Parent), in such amount as the Parent reasonably may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the Company or its Subsidiary as of the Closing (subject only to (i) the title exceptions described in Sections 4.11(a) and 4.11(b) of the Disclosure Schedule and (ii) any exceptions which do not cause a breach of the representations and warranties contained in Section 4 of this Agreement), together with a copy of all documents referenced therein; and

                        (b) with respect to each parcel of real estate that any of the Company and its Subsidiaries leases or subleases and which is listed on Section 4.11(b) of the Disclosure Schedule as a property for which a title insurance policy is to be procured, an ALTA Leasehold Owner's Policy of Title Insurance-1992 (or equivalent policy reasonably acceptable to the Parent if the real property is located in a state in which an ALTA Leasehold Owner's Policy of Title Insurance-1992 is not available) issued by a title insurer reasonably satisfactory to the Parent (and, if requested by the Parent, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement reasonably acceptable to the Parent) in such amount as the Parent reasonably may determine (taking into account the time cost of money using the Applicable Rate as the discount rate and such other factors as whether the fair market rental value of the premises exceeds the stipulated consideration in the lease or sublease, whether the tenant or subtenant has any option to renew or extend, whether the tenant or subtenant owns any improvements located on the premises, whether the tenant or subtenant is permitted to sublease, and whether the tenant or subtenant would owe any amount under the lease or sublease if evicted), insuring title to the leasehold or subleasehold estate to be in the Company or its Subsidiary as of the Closing (subject only to (i) the title exceptions described in Sections 4.11(a) and 4.11(b) of the Disclosure Schedule and (ii) any exceptions which do not cause a breach of the representations and warranties contained in
         Section 4 of this Agreement).

                  Each title insurance policy delivered under Sections 5.10(a) and 5.10(b) hereof shall (A) have the creditor's right exception deleted, (B) insure title to the real property and all recorded easements benefitting such real property, (C) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (D) contain an ALTA Form Zoning Endorsement 3.1 (with parking and loading docks) (or equivalent),
(E) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey delivered with respect to such property, (F) contain an endorsement insuring that at least one street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (G) contain an inflation endorsement providing for annual adjustments in the amount of coverage corresponding to the annual percentage increase, if any, in the United States Department of Commerce Composite Construction Cost Index (Base Year = 2001), (H) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (I) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy, and (J) all other endorsements reasonably requested by the Parent. The Parent shall pay all fees, expenses and costs with respect to the title insurance pursuant to this Section 5.10.

                  At the Parent's request, the Company shall use its reasonable best efforts to obtain and deliver to the Parent an estoppel certificate with respect to each of leases or subleases which are listed on Section 4.11(b) of the Disclosure Schedule and marked with an asterisk (the "Material Leases"), from the other party to such lease, in form and substance satisfactory to the Parent.

                  5.11. Surveys.

                        (a) With respect to each parcel of real property that the Company and its Subsidiaries owns, leases, or subleases, and as to which a title insurance policy is to be procured pursuant to Section
         5.10 hereof, the Parent may, in its discretion, procure prior to the Closing a current survey of the real property certified to the Parent, prepared by a licensed surveyor and conforming to current 1999 ALTA Minimum Detail Requirements for Urban Land Title Surveys, including standards as the Title Company requires as a condition to the removal of any survey exceptions from the title policies certified to the Parent, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over to the Parent's reasonable satisfaction prior to the Closing Date, subject to (i) the defects or encroachments described in Sections 4.11(a) and 4.11(b) of the Disclosure Schedule and (ii) any defect or encroachment which does not cause a breach of the representations and warranties contained in Section 4 of this Agreement. The Parent shall pay all fees, costs and expenses with respect to the surveys.

                        (b) If the title policies obtained by the Parent pursuant to Section 5.10 hereof and/or the surveys obtained by the Parent pursuant to Section 5.11(a) hereof disclose any material title defects, the Parent shall so notify the Company within no later than ten (10) business days prior to the Closing and the amount of money reasonably required to cure such defects shall be deducted from the Adjusted Consideration, provided that if the cost of curing such defects would reasonably require expenditures in excess of $500,000, the Company shall not be obligated to reduce the Adjusted Consideration by such excess. If the amount reasonably required to cure such title defects would exceed $500,000, then the Parent shall have the right at its option to terminate this Agreement unless the Company agrees to further reduce the Adjusted Consideration by the amount in excess of $500,000 required to effect the cures desired by the Parent; provided, however, that such right to terminate shall expire if not exercised before the date on which the Parent elects to delay the Closing Date as provided in clause (b) of Section 2.3 hereof.

                  5.12. Waiver of Rights. Each Stockholder hereby (a) waives and relinquishes his, her or its rights under Article 3 of the Shareholders Agreement triggered by the execution of this Agreement with respect to the transactions contemplated by this Agreement and agrees that the Shareholders Agreement will terminate and be of no further force or effect upon the Closing, and (b) waives and relinquishes any and all registration and other rights granted to him, her or it pursuant to the Company Registration Rights Agreement and agrees that the Company Registration Rights Agreement will terminate and be of no further force or effect upon the Closing; provided that, if this

Agreement is terminated pursuant to Section 10 hereof, the waivers, relinquishments and agreements by the Stockholders contained in this provision shall be of no further force and effect.

                  5.13. Agreement to Vote. Each Stockholder will vote their Company Shares in favor of the Merger.

                  5.14. Delivery of Preliminary Adjustment Statement. The Company shall prepare and deliver to the Parent the Preliminary Adjustment Statement in accordance with the provisions of Section 2.7(a) hereof.

                  5.15. Substantially All of the Company's Assets. None of the Parties will take any action (other than as contemplated by this Agreement) that would cause, following the Merger, the Surviving Corporation not to hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For this purpose, amounts, if any, paid by or on behalf of the Company for expenses of the Merger, amounts, if any, paid by the Company to dissenters or to stockholders who receive cash or other property and all redemptions and distributions (except for regular, normal distributions) made by the Company immediately preceding or in contemplation of the Merger will be included as assets of the Company immediately prior to the Merger.

                  5.16. Reorganization. None of the Parties will take any action that would cause the Merger not to qualify and continue to qualify as a reorganization under (S)368(a) of the Code.

                  5.17. Delivery of Financial Information. The Company shall deliver to the Parent (a) not later than March 31, 2001, audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ended December 31, 2000, for the Company and its Subsidiaries, (b) not later than thirty (30) days after the end of each calendar month beginning with December 2000, unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the monthly period then ended and the year to date, for the Company and its Subsidiaries (the financial statements described in clauses (a) and (b), the "Updated Financial Statements") and (c) not later than five (5) days after the end of each calendar week beginning with the first such week ending after the date of this Agreement, revenue pacing reports for each of the Blue Chip Stations. The Updated Financial Statements (including the notes thereto) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and will present fairly the financial condition of the Company and its Subsidiaries as of such date and the results of operations of the Company and its Subsidiaries for such periods; provided, however, that the monthly financial statements described in clause (b) of the preceding sentence may be subject to normal year-end adjustments (which will not be material individually or in the aggregate) and may lack footnotes and other presentation items. The Parent may disclose any financial statements of the Company and its Subsidiaries provided or created hereunder in reports filed by the Parent with any governmental or regulatory authority, including the Securities and Exchange Commission, and the Company and its Subsidiaries shall cooperate, and shall cause their respective accountants to cooperate, with the Parent to facilitate such disclosure.

                  5.18. Reports. Promptly upon preparation, the Company shall furnish to the Parent any other report relating to the Company regularly prepared by the Company.

                  5.19. Environmental Survey. The Parent may, at its option and expense, retain an environmental consultant to be selected by the Parent to perform a Phase I environmental survey and if necessary, a Phase II environmental survey of the real property of the Company within forty-five (45) days of the date hereof. The Company shall be provided with copies of any and all such survey reports at the Company's request only. If the survey discloses any material environmental hazard or liability for environmental damages or clean-up costs, the Parent shall so notify the Company within fifty (50) days of the date of this Agreement and the amount of money reasonably required to cure such environmental hazards or damages shall be deducted from the Adjusted Consideration, provided that if the remediation of all such hazards or damages under this Agreement would reasonably require expenditures in excess of $500,000, the Company shall not be obligated to reduce the Adjusted Consideration by such amount. If the amount reasonably required to effect such remediation would exceed $500,000, then the Parent shall have the right at its option to terminate this Agreement unless the Company agrees to further reduce the Adjusted Consideration by the amount in excess of $500,000 reasonably required to effect the remediation desired by the Parent; provided, however, that such right to terminate shall expire if not exercised before the date on which the Parent elects to delay the Closing Date as provided in clause (b) of
Section 2.3 hereof. The Parent shall indemnify and hold harmless the Company, its Subsidiaries and the Stockholders from any and all losses, expenses or damages resulting from the Parent's inspections, including, but not limited to, environmental inspections and surveys.

                  5.20. The Parent's Actions. The Parent agrees that it shall not knowingly take any action or actions, including but not limited to the acquisition of any broadcast radio station(s), which would cause any delay of the granting of FCC consent, or expiration of any applicable waiting period or early termination under the Hart-Scott-Rodino Act.

                  5.21. Company Sale of Certain Stations.

                        (a) Louisville Station. The Company agrees that it shall use its reasonable efforts to consummate the sale of the assets of WFIA(AM), located in Louisville, Kentucky (the "Louisville Station"), prior to the Effective Time pursuant to the terms of the contract attached hereto as Exhibit E (the "Louisville Contract"), and that the Company shall apply all cash proceeds received under the Louisville Contract to reduce the Company's indebtedness for borrowed money. If for any reason the Louisville Contract does not close prior to the Effective Date, the Parent shall use its commercially reasonable efforts to consummate the closing of the Louisville Contract after the Effective Date. The cash proceeds, if any, payable under the Louisville Contract after the Effective Time shall be applied in accordance with the provisions of Section 6.10 hereof.

                        (b) Lexington Stations. The Company agrees that it shall use its best efforts to negotiate and enter into a contract (the "Lexington Contract"), which shall be in form and substance reasonably acceptable to the Parent, with a third party for the sale of the assets of WLXO- FM, located in Stamping Ground, Kentucky, and WBTF-FM, located in Midway, Kentucky (collectively, the "Lexington Stations"), prior to the Effective Time. The cash proceeds, if any, received by the Company under the Lexington Contract prior to the Effective Time shall be used to reduce the Company's indebtedness for borrowed money. The cash proceeds, if any, payable under the Lexington Contract after the Effective Time shall be applied in accordance with the provisions of Section 6.10 hereof.

                        (c) Cincinnati Station. The Company agrees that, at or prior to the Effective Time, (i) it shall cause Broadcasting LLC and Licenses LLC to complete the transfer of the assets and station contract liabilities of WDBZ(AM), located in Cincinnati, Ohio, to a newly formed corporation ("Newco") in exchange for 100% of the stock of Newco pursuant to the terms of a contract to be substantially in the form attached hereto as Exhibit F (the "Cincinnati Contract"), with the description of the assets set forth on the schedules to the Cincinnati Contract to be subject to the prior written approval of the Parent, not to be unreasonably withheld, (ii) Broadcasting LLC will immediately make a distribution of 100% of the stock of Newco to the Company, and (iii) the Company will declare and pay a special dividend of the stock of Newco to the Series A Stockholders.

                  5.22. Termination of the Company's 401(k) Plan. The Company shall terminate the Company's 401(k) Plan before the Closing Date, in accordance with the termination procedures of the Company's 401(k) Plan. Other than as provided in this Section 5.22, the Company agrees not to make any material amendments to any Employee Benefit Plan through the Closing Date and agrees not to adopt any new Employee Benefit Plans, unless such amendments or new plans are agreed to by the Parent.

                  5.23. Love HSR Filing. If required in order to consummate the transactions contemplated by this Agreement, L. Ross Love shall, not later than thirty-five (35) days prior to the date reasonably estimated by the Parent to be the Closing Date, file any Notification and Report Forms that may be required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act.

                  5.24. Exercise of WBLO Option. The Parties hereby acknowledge and agree that notwithstanding anything to the contrary contained herein, prior to the Closing the Company shall be permitted to take such actions as it determines to be reasonably necessary and appropriate in order to exercise its option to purchase WBLO-FM.

         6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                  6.1. General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 hereof). The Stockholders acknowledge and agree that, from and after the Closing, the Parent will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company and its Subsidiaries.

                  6.2. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 hereof); provided that in the event that one Party hereto initiates any action, suit, proceeding, hearing, investigation, charge, complaint, or claim against another Party hereto, neither such Party shall be obligated to provide the cooperation otherwise required by this provision.

                  6.3. Transition. None of the Stockholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company and its Subsidiaries from maintaining the same business relationships with the Company and its Subsidiaries after the Closing as it maintained with the Company and its Subsidiaries prior to the Closing.

                  6.4. Confidentiality. Each of the Stockholders, severally and not jointly, agree to treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Parent or destroy, at the request and option of the Parent, all tangible embodiments (and all copies) of the Confidential Information which are in his, her or its possession. In the event that any of the Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Stockholder will notify the Parent promptly of the request or requirement so that the Parent may seek an appropriate protective order or waive compliance with the provisions of this
Section 6.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Stockholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Stockholder shall use his, her or its reasonable efforts to obtain, at the reasonable request of the Parent, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Parent shall designate.

                  6.5. Delivery of Final Adjustment Statement. The Parent shall prepare and deliver to the Stockholders the Final Adjustment Statement in accordance with the provisions of Section 2.7(b) hereof.

                  6.6. Cooperation. From the date of Closing and for a period of three (3) years thereafter, the Stockholders shall provide the Parent with such cooperation and information as the Parent shall reasonably request in the
Parent's: (i) analysis and review of Financial Statements or information provided or created hereunder, or (ii) preparation of any reports or analyses prepared by the Parent relating to the Company's activities prior to the Closing Date. At the Parent's expense, the Company and the Stockholders shall also make their respective accountants available, including any opinions and financial statements relating to the Company, to provide explanations of any documents or information provided hereunder and to permit disclosure of such information by the Parent, including disclosure to any governmental authority, including the Securities and Exchange Commission.

                  6.7. Reorganization. None of the Parties will take any action that would cause the Merger not to qualify and continue to qualify as a reorganization under (S)368(a) of the Code.

                  6.8.  Benefit Plan Continuation.

                        (a) The Parent agrees that it shall continue the Company health plans in effect immediately prior to the Closing for a period to be determined by the Parent, in its sole discretion. The Parent acknowledges and agrees that it or the Surviving Corporation is responsible for making COBRA continuation coverage (as described in Section 601 of ERISA) available to all persons who are classified as M & A qualified beneficiaries (as such term is defined in final Treasury Regulation section 54.4980B-9) as a result of the sale contemplated by this Agreement.

                        (b) The Parent shall cause the Surviving Corporation to provide similar benefit arrangements, plans, practices, policies and programs to employees of the Company and its Subsidiaries (as of the Closing Date) as those provided by the Parent and its Subsidiaries to similarly situated employees of the Parent and its Subsidiaries (as of the Closing Date). Each employee of the Company or its Subsidiaries that becomes a participant in any employee benefit plan, practice or policy of the Parent, any of its Subsidiaries, or the Surviving Corporation that is in effect on the Closing Date shall be given credit under such employee benefit plan, practice or policy, including, without limitation, short-term and long-term disability benefits, severance benefits, vacation benefits and benefits under any retirement plans, for all service prior to the Effective Time with the Company and its Subsidiaries, for all purposes (including eligibility, vesting and determination of benefits) for which such service is either taken into account or recognized.

                  6.9. Employee Award Payments. The Parent shall, or shall cause the Surviving Corporation to, pay each Employee Award Payment when due to the employee entitled thereto. In the event that the Surviving Corporation does not pay all or part of any Employee Award Payment, then the aggregate amount of all such unpaid Employee Award Payments shall be paid in cash to the Series A Stockholders and the Series B Stockholders in proportion to the Merger Consideration received by each of them within fifteen (15) days of the six month anniversary of the Closing.

                  6.10. Sale of Lexington Stations and Louisville Station.

                        (a) Enforcement of Louisville Contract and Lexington Contract.

                            (i) In the event that the Louisville Contract, as set forth in Section 5.21(a) hereof, has not been consummated prior to Closing Date, the Parent shall use its reasonable efforts to cause the sale of the Louisville Station to be consummated in accordance with the terms of the Louisville Contract after the Closing Date. In the event that the sale of the Louisville Station contemplated by the Louisville Contract is consummated prior to Closing Date and, pursuant to the terms of the Louisville Contract, any portion of the proceeds are due to the Company after the Closing Date, the Parent shall use its reasonable efforts to collect such proceeds in accordance with the terms of the Louisville Contract. If the Parent is unable to collect all such proceeds in accordance with the terms of the Louisville Contract, the Series A Stockholders and the Series B Stockholders shall have the right to pursue and retain the collection of any or all such proceeds.

                            (ii) In the event that the Company shall have entered into a Lexington Contract pursuant to Section 5.21(b) hereof on or prior to the Closing Date and the sale of the Lexington Stations contemplated by such Lexington Contract has not been consummated prior to Closing Date, the Parent shall use its reasonable efforts to cause the sale of the Lexington Stations to be consummated in accordance with the terms of the Lexington Contract after the Closing Date. In the event that the sale of the Lexington Stations contemplated by the Lexington Contract is consummated prior to Closing Date and, pursuant to the terms of the Lexington Contract, any portion of the proceeds are due to the Company after the Closing Date, the Parent shall use its reasonable efforts to collect such proceeds in accordance with the terms of the Lexington Contract. If the Parent is unable to collect all such proceeds in accordance with the terms of the Lexington Contract, the Series A Stockholders and the Series B Stockholders shall have the right to pursue and retain the collection of any or all such proceeds.


                        (b) Brokered Sale of the Louisville Station or the Lexington Stations.

                            (i) In the event that the Louisville Contract has been terminated and the Company shall not have entered into a new agreement for the sale of the Louisville Station prior to the Closing Date, the Parent shall within thirty (30) days of the Closing Date, engage a broker (the "Broker"), reasonably acceptable to the Series A Stockholders and the Series B Stockholders, to arrange for the sale of the Louisville Station to one or more unaffiliated third parties in an arm's-length transaction on reasonable terms and conditions. If such Broker finds a willing buyer for the Louisville Station within twenty-four (24) months of the Closing Date, the Parent shall take all actions reasonably necessary to consummate the sale of the Louisville Station to such buyer, and the Stockholders shall raise no objection to such sale. If, on the twenty-four (24) month anniversary of the Closing Date, a contract for the sale of the Louisville Station has not been executed, the Broker's engagement shall be terminated, and the Parent shall thereafter have no further liability or obligation to the Stockholders with respect to the Louisville Station.

                            (ii) In the event that the Company shall not have entered into a Lexington Contract pursuant to Section 5.21(b) hereof on or prior to the Closing Date, the Parent shall within thirty (30) days of the Closing Date, engage a Broker reasonably acceptable to the Series A Stockholders and the Series B Stockholders, to arrange for the sale of the Lexington Stations to one or more unaffiliated third parties in an arm's-length transaction on reasonable terms and conditions. If such Broker finds a willing buyer for the Lexington Stations within twenty-four (24) months of the Closing Date, the Parent shall take all actions reasonably necessary to consummate the sale of the Lexington Stations to such buyer, and the Stockholders shall raise no objection to such sale. If, on the twenty-four (24) month anniversary of the Closing Date, a contract for the sale of the Lexington Stations has not been executed, the Broker's engagement shall be terminated, and the Parent shall thereafter have no further liability or obligation to the Stockholders with respect to the Lexington Stations.

                        (c) Post-Closing Operation of the Lexington Stations and the Louisville Station.

                            (i) In the event that a sale of the Lexington Stations has not been consummated on or prior to the Closing Date, the Parent shall assume operational responsibility for the Lexington Stations on the Closing Date and shall use its reasonable efforts to operate such Lexington Stations in an orderly, efficient and businesslike manner until the Lexington Stations are sold or otherwise transferred in accordance with the provisions of Section 6.10(a) or
         Section 6.10(b) hereof. The revenue and expenses associated with the post-Closing operation of the Lexington Stations shall be for the account of the Parent, provided that the Parent shall deduct from the net cash proceeds from the sale of the Lexington Stations any net operating losses (the "Lexington Operating Losses") incurred by the Parent in connection with its operation of the Lexington Stations during the period commencing on the Closing Date and ending on the earlier of (A) the sale of the Lexington Stations to an unrelated third party by the Parent or (B) the date that is twenty-four (24) months after the Closing Date. The Series A Stockholders and the Series B Stockholders agree to reimburse the Parent, on a pro rata basis, for any Lexington Operating Losses incurred by the Parent in connection with its operation of the Lexington Stations which exceed the net cash proceeds of the sale of the Lexington Stations or are not recovered by the Parent from the Lexington Escrowed Cash.

                            (ii) In the event that a sale of the Louisville Station has not been consummated on or prior to the Closing Date, the Parent shall assume operational responsibility for the Louisville Station on the Closing Date and shall use its reasonable efforts to operate such Louisville Station in an orderly, efficient and businesslike manner until the Louisville Station is sold or otherwise transferred in accordance with the provisions of Section 6.10(a) or
         Section 6.10(b) hereof. The Parent shall deduct from the proceeds from the sale of the Louisville Station any net operating losses (the "Louisville Operating Losses") incurred by the Parent in connection with its operation of the Louisville Station during the period commencing on the Closing Date and ending on the earlier of (A) the sale of the Louisville Station to an unrelated third party by the Parent or (B) the date that is twenty-four (24) months after the Closing Date. The Series A Stockholders and the Series B Stockholders agree to reimburse the Parent, on a pro rata basis, for any Louisville Operating Losses incurred by the Parent in connection with its operation of the Louisville Station which exceed the net cash proceeds of the sale of the Louisville Station or are not recovered by the Parent from the Louisville Escrowed Cash.

                            (iii) The Parent shall provide, upon reasonable request from the Series A Stockholders' Representative and the Series B Stockholders' Representative, appropriate documentation and records to allow the Series A Stockholders' Representative and the Series B Stockholders' Representative to perform a reasonable audit of the Lexington

         Net Operating Losses prior to the deduction of such losses from the proceeds of the sale of the Lexington Stations or the satisfaction of the Series A Stockholders and the Series B Stockholders' obligation to reimburse the Parent for such losses pursuant to Section 6.10(c)(i) above. If the Series A Stockholders' Representative and the Series B Stockholders' Representative dispute any item in the Lexington Net Operating Losses, the Series A Representative and the Series B Stockholders' Representative shall notify the Parent in writing thereof (specifying the amount of each item in dispute and setting forth in reasonable detail the basis for each item in dispute) within fifteen
         (15) business days of receipt by the Series A Stockholders' Representative and the Series B Stockholders' Representative of the documentation and records provided to the Series A Representative and the Series B Stockholders' Representative. If the Series A Stockholders' Representative and the Series B Stockholders' Representative do not notify the Parent of any such dispute within such time, then the Lexington Net Operating Losses shall be deemed to be final and binding on the parties. In the event of such a dispute, the parties shall negotiate in good faith to attempt to reconcile their differences. If such dispute has not been resolved within twenty (20) business days, the parties shall submit the items remaining in dispute for resolution to the Independent Accounting Firm, which shall, as promptly as practicable but in any event within twenty (20) business days, resolve the disputed items and report to the parties, and such report shall have the effect of an arbitral award and shall be final and binding on the parties. The fees and disbursements of the Independent Accounting Firm shall be allocated equally between the Parent and the Series A Stockholders and the Series B Stockholders.

                            (iv) The Parent shall provide, upon reasonable request from the Series A Stockholders' Representative and the Series B Stockholders' Representative, appropriate documentation and records to allow the Series A Stockholders' Representative and the Series B Stockholders' Representative to perform a reasonable audit of the Louisville Net Operating Losses prior to the deduction of such losses from the proceeds of the sale of the Louisville Station or the Series A Stockholders and the Series B Stockholders' satisfaction of the obligation to reimburse the Parent for such losses pursuant to Section 6.10(c)(ii) above. If the Series A Stockholders' Representative and the Series B Stockholders' Representative dispute any item in the Louisville Net Operating Losses, the Series A Stockholders' Representative and the Series B Stockholders' Representative shall notify the Parent in writing thereof (specifying the amount of each item in dispute and setting forth in reasonable detail the basis for each item in dispute) within fifteen (15) business days of receipt by the Series A Stockholders' Representative and the Series B Stockholders' Representative of the documentation and records provided to the Series A Stockholders' Representative and the Series B Stockholders' Representative. If the Series A Stockholders' Representative and the Series B Stockholders' Representative do not notify the Parent of any such dispute within such time, then the Louisville Net Operating Losses shall be deemed to be final and binding on the parties. In the event of such a dispute, the parties shall negotiate in good faith to attempt to reconcile their differences. If such dispute has not been resolved within twenty (20) business days, the parties shall submit the items remaining in dispute for resolution to the Independent Accounting Firm, which shall, as promptly as practicable but in any event within twenty (20) business days, resolve the disputed items and report to the parties, and such report shall have the effect of an arbitral award and shall be final and binding on the parties. The fees and disbursements of the Independent Accounting Firm shall be allocated equally between the Parent and the Series A Stockholders and the Series B Stockholders.

                        (d) Sale Proceeds and Expenses.

                            (i) Promptly upon the receipt by the Surviving Corporation of any cash proceeds for the sale of the Lexington Stations under Sections 6.10(a) and 6.10(b) (including, without limitation, any cash payments made by the purchaser under any non- competition or consulting agreements executed in connection with such sale), the Parent shall distribute to the Series A Stockholders and the Series B Stockholders, on a pro rata basis, such proceeds, provided that the Parent may, at its option, first deduct from such proceeds (i) the reasonable costs and expenses incurred by the Parent in connection with such sale, to the extent such costs and expenses are not otherwise included in the calculation of the Lexington Operating Losses (including fees and expenses of the Broker, if applicable), (ii) the documented Lexington Operating Losses owed to the Parent pursuant to
         Section 6.10(c), and (iii) the Lexington Escrowed Cash to be delivered to the Escrow Agent pursuant to Section 2.6 if such amount has not yet been delivered.

                            (ii) Promptly upon the receipt by the Surviving Corporation of any cash proceeds for the sale of the Louisville Station under Sections 6.10(a) and 6.10(b) (including, without limitation, any cash payments made by the purchaser under any non- competition or consulting agreements executed in connection with such sale), the Parent shall distribute to the Series A Stockholders and the Series B Stockholders, on a pro rata basis, such proceeds, provided that the Parent may, at its option, first deduct from such proceeds (i) the reasonable costs and expenses incurred by the Parent in connection with such sale, to the extent such costs and expenses are not otherwise included in the calculation of the Louisville Operating Losses (including fees and expenses of the Broker, if applicable), (ii) the documented Louisville Operating Losses owed to the Parent pursuant to
         Section 6.10(c), and (iii) the Louisville Escrowed Cash to be delivered to the Escrow Agent pursuant to Section 2.6 if such amount has not yet been delivered.

                  6.11. Directors' and Officers' Liability.

                        (a) The Parent, the Merger Subsidiary and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined below) as provided in the Certificate of Incorporation or By-laws of the Company and the applicable organizational documents of its Subsidiaries or any Indemnity Agreement (as defined below) shall survive the Merger and continue in full force and effect. To the extent permitted by (i) the Delaware General Corporation Law (or the applicable state corporation or limited liability company laws as to any Subsidiary that is not formed under the laws of the State of Delaware), (ii) the organizational documents of the Company or the Subsidiary, as applicable, or
(iii) any agreement providing for indemnification by the Company or any Subsidiary of the Company of any Indemnitee in effect on the date of this Agreement (including any indemnity provisions contained in any agreement providing for the registration of securities) (each, an "Indemnity Agreement"), advancement of Expenses (as defined below) pursuant to this Section 6.11 shall be mandatory rather than permissive, and the Surviving Corporation and the Parent shall advance Costs (as defined below) in connection with such indemnification. The Parent shall, and shall cause the Surviving Corporation to, expressly assume and honor in accordance with their terms all Indemnity Agreements.

                        (b) In addition to the other rights provided for in this
Section 6.11 and not in limitation thereof, for six years from and after the Effective Time, the Parent shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable law, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors, managers or employees of the Company or any of its Subsidiaries, and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors, managers or employees (collectively, the "Indemnitees") against all losses, Expenses (as hereinafter defined), claims, damages, liabilities, judgments, or amounts paid in settlement (collectively, "Costs") in respect to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on, or arising out of or relating to the fact that such person is or was a director, officer, manager or employee of the Company or any of its Subsidiaries and arising out of acts or omissions occurring on or prior to the Effective Time (excluding acts or omissions in connection with this Agreement and the transactions contemplated hereby) (an "Indemnifiable D&O Claim") and (ii) advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable D&O Claim promptly after receipt of reasonably detailed statements therefor; provided, that, except as otherwise provided pursuant to any Indemnity Agreement, the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from the Parent or the Surviving Corporation. In the event any Indemnifiable D&O Claim is asserted or made within such six-year period, all rights to indemnification and advancement of Expenses in respect of any such Indemnifiable D&O Claim shall continue until such Indemnifiable D&O Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable D&O Claim are fully satisfied; provided, however, that the Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees. For the purposes of this
Section 6.11, "Expenses" shall include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable D&O Claim.

                        (c) Notwithstanding any other provisions hereof, the obligations of the Company, the Surviving Corporation and the Parent contained in this Section 6.11 shall be binding upon the successors and assigns of the Parent and the Surviving Corporation. In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.11.

                        (d) The obligations of the Company, the Surviving Corporation, and the Parent under this Section 6.11 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.11 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11, each of whom may enforce the provisions of this Section 6.11).

                        (e) The Parent shall, and shall cause the Surviving Corporation to, advance all Expenses to any Indemnitee incurred enforcing the indemnity or other obligations provided for in this Section 6.11.

                  6.12. WDBZ LMA. Effective as of the Closing Date, the Parent will (a) enter into a Local Programming and Marketing Agreement with Newco, substantially in the form attached hereto as Exhibit G-1, provided, however, that the Licensee's Station Expenses set forth on Schedule A to such agreement shall be subject to the mutual agreement of the Parent and Newco, and (b) cause the Surviving Corporation to enter into a sublease with Newco substantially on the terms set forth in the attached Exhibit G-2.

         7.       Conditions to Obligation to Close.

                  7.1. Conditions to Obligation of the Parent. The obligation of each of the Parent and the Merger Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                        (a) the representations and warranties set forth in Sections 3.1 and 4 hereof shall be true and correct in all material respects at and as of the Closing Date;

                        (b) the Stockholders and the Company shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

                        (c) the Company and its Subsidiaries shall have procured all of the material third party consents required pursuant to Section
         5.2 hereof;

                        (d) the Parent shall have been able to procure all title insurance commitments, policies, and riders specified in Section 5.10 hereof, and all of the surveys specified in Section 5.11 hereof, that the Parent has sought to procure, provided that the Parent's obligations hereunder shall only be excused if the Parent is unable to procure any such title insurance commitments, policies, riders or surveys after using its reasonable commercial efforts;

                        (e) the Parent shall not have exercised its right to postpone the Closing pursuant to Section 5.8 hereof, or if the Parent has exercised its right to postpone the Closing pursuant to Section 5.8 hereof, the permitted postponement period(s) shall have expired;

                        (f) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) materially adversely affect the right of the Parent to own the Company Shares and to control the Company and its Subsidiaries, or (iv) affect materially and adversely the right of any of the Company and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                        (g) the Stockholders shall have delivered to the Parent a certificate to the effect that each of the conditions specified in Sections 7.1(a) and 7.1(b) hereof is satisfied as to the representations, warranties and covenants made by the Stockholders, and the Company shall have delivered to the Parent a certificate to the effect that each of the conditions specified in Sections 7.1(a) and 7.1(b) hereof is satisfied;

                        (h) the FCC Consent shall have granted by the FCC by Final Order, without any conditions materially adverse to the Parent, and such FCC Consent shall be in full force and effect, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties, the Company, and its Subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3.1(b),
         4.3 and 5.23 hereof;

                        (i) the Parent shall have received from each Stockholder that is not a natural person (i) a copy of resolutions duly adopted by such Stockholder's board of directors or equivalent governing body, if any, if the Stockholder is not a corporation, authorizing such Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, certified by the secretary or assistant secretary of such Stockholder as being complete and correct and in full force and effect as of the Closing Date, and (ii) an incumbency certificate dated as of the Closing Date with respect to the officer executing this Agreement on behalf of such Stockholder;

                        (j) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Parent;

                        (k) L. Ross Love shall have entered into a non-competition agreement with the Parent in substantially the form attached hereto as Exhibit H;

                        (l) all of the Company's Options granted to its employees shall have been cancelled and the rights of all optionees thereunder shall have been terminated;

                        (m) the option for Series A Common Stock of the Company held by Kandu Investments, LLC shall have been exercised, and Kandu Investments, LLC shall have become a party to this Agreement as a Series A Stockholder, or such option shall have expired in accordance with its terms;

                        (n) each of the officers and directors of the Blue Chip Companies shall have resigned from their respective positions as such in writing effective as of the Effective Time;

                        (o) all regulatory fees due to the FCC from the Blue Chip Companies, including penalties and interest, shall have been paid for the fiscal years 1994-2001;

                        (p) the Parent shall have received good standing certificates for the relevant Blue Chip Companies from the State of Delaware, the State of Ohio, the State of Minnesota, the State of Nevada and the Commonwealth of Kentucky;

                        (q) the Parent shall have received from Graydon, Head & Ritchey LLP and/or Dinsmore & Shohl LLP, corporate counsel for the Company, and Wiley, Rein, and Fielding, FCC counsel for the Company, opinions dated as of the Closing Date, in form and substance reasonably satisfactory to the Parent; and

                        (r) each of L. Ross Love, Cheryl H. Love, LRC Love Limited Partnership, Love Family Limited Partnership, Steven R. Love, EGI-Fund (99) Investors, L.L.C., and Quetzal/J. P. Morgan Partners, L.P. shall have executed and delivered to the Parent, and the Company shall have used its reasonable efforts to cause Torchstar Communications, L.L.C., and Blue Chip Venture Funds Partnership to deliver to the Parent, a release for the benefit of the Parent, the Company, the Surviving Corporation and their respective Subsidiaries, stockholders, officers, directors, agents, promoters and employees in the form attached hereto as Exhibit I.

                  The Parent may waive any condition specified in this Section
7.1 if it executes a writing so stating at or prior to the Closing; provided, however, that, if the Parent elects to delay the Closing Date to a date not later than August 15, 2001 as provided in clause (b) of Section 2.3 hereof, the Parent shall be deemed to have waived the conditions set forth in Sections 7.1(a) (as it relates to representations and warranties set forth in Section 4 hereof), 7.1(d), 7.1(e), 7.1(f) and 7.1(g) hereof, to the extent Section 7.1(g) relates to Section 7.1(a) hereof (as it relates to representations and warranties set forth in Section 4 hereof).

                  7.2. Conditions to Obligation of the Company and the Stockholders. The tobligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                        (a) the representations and warranties set forth in
         Section 3.2 hereof shall be true and correct in all material respects at and as of the Closing Date;

                        (b) each of the Parent and the Merger Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                        (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                        (d) the Parent shall have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 7.2(a) through 7.2(c) hereof is satisfied in all respects;

                        (e) the FCC Consent shall have been granted by the FCC by initial order and such FCC Consent shall be in full force and effect, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties, the Company, and its Subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3.1(b), 3.2(b), and 4.3 hereof;

                        (f) the Company shall have received from the Parent and the Merger Subsidiary (i) a true, correct and complete copy of such Party's Amended and Restated Articles of Incorporation as amended through the Closing Date, certified by the secretary of state of Delaware, (ii) a certificate of good-standing with respect to such Party issued by the secretary of state of Delaware not more than ten
         (10) business days prior to the Closing Date, (iii) a copy of resolutions duly adopted by such Party's board of directors authorizing such Party to enter into this Agreement and consummate the transactions contemplated hereby, certified by the secretary or assistant secretary of such Party as being complete and correct and in full force and effect as of the Closing Date, and (iv) an incumbency certificate dated as of the Closing Date with respect to the officer executing this Agreement on behalf of such Party;

                        (g) each of the Stockholders shall have received from Kirkland & Ellis, counsel for the Company, opinions dated as of the Closing Date, in form and substance reasonably satisfactory to the Company;

                        (h) all actions to be taken by the Parent and the Merger Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company;

                        (i) the Stockholders shall have received a tax opinion from Graydon, Head & Ritchey LLP confirming that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, substantially in the form attached hereto as Exhibit J; and

                           (j) the Parent and each of the Stockholders shall have entered into a Registration Rights Agreement in form and substance as set forth in Exhibit K.

                  The Company may waive any condition specified in this Section
7.2 if it executes a writing so stating at or prior to the Closing. The Stockholders agree that they are obligated to consummate the transactions to be performed by him, her or it in connection with the Closing upon determination by the Company that the foregoing conditions, to the extent not waived by the Company, have been satisfied.

         8.       Remedies for Breaches of This Agreement.

                  8.1. Survival of Representations and Warranties. Except as specifically provided herein, all of the representations and warranties of the Parties contained in Section 3 hereof shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations); provided, however, that the representations made by each Stockholder pursuant to Section 3.1(d) hereof shall survive the Closing only for a period of twelve (12) months and shall thereafter be of no further force or effect. The representations and warranties of the Company contained in Section 4 hereof (other than Sections
4.10 and 4.23 hereof) shall survive the Closing hereunder (even if the Parent knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of twelve
(12) months thereafter. The representations and warranties contained in Sections
4.10 and 4.23 hereof shall survive the Closing hereunder (even if the Parent knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of thirty-six (36) months thereafter.

                  8.2.  Indemnification Provisions for Benefit of the Parent.

                        (a) In the event of any breach of the representations, warranties and covenants contained in Sections 4 and 5 hereof, and if there is an applicable survival period pursuant to Section 8.1 hereof, provided that the Parent makes a written claim for indemnification against the Stockholders pursuant to Section 11.8 hereof within such survival period, then the Stockholders agree to indemnify the Parent from and against the entirety of any Adverse Consequences the Parent may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Parent may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach, provided, however, that, with respect to breaches of the representations and warranties contained in Section 4 hereof, (i) the Stockholders shall have no liability to the Parent hereunder until, and only to the extent that, the Parent's aggregate Damages exceed Two Hundred Fifty Thousand Dollars ($250,000); provided further, however, that the limitation of this clause (i) shall not apply to the Stockholders' liability to indemnify the Parent for Adverse Consequences arising from any breach of the representation and warranty set forth in Section 4.3 hereof (determined without regard to any qualification for materiality or Material Adverse Effect, or for any disclosure in the Disclosure Schedule) as a result of the lessor under the lease described in item 4(b) of Schedule 4.3 of the Disclosure Schedule not having received notice of, or not consenting to, the transactions contemplated by this Agreement, (ii) the maximum aggregate liability of the Stockholders hereunder shall be Five Million Dollars

($5,000,000), and (iii) the Series D Stockholders shall have no liability with respect to such breaches, as to which the Series A Stockholders and the Series B Stockholders shall be jointly and severally liable. Claims for indemnification under this Section 8.2(a) shall be the Parent's sole remedy for any breach of the representations, warranties contained in Section 4 hereof.

                        (b) In the event any Stockholder breaches any of his, her or its representations and warranties contained in Section 3.1 herein, provided that the Parent makes a written claim for indemnification against such Stockholder pursuant to Section 11.8, then that Stockholder severally and not jointly agrees to indemnify the Parent from and against the entirety of any Adverse Consequences the Parent may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach. The Parent shall be entitled to satisfy such claim from amounts of Escrowed Property withheld from distributions to be made to such Stockholder pursuant to Section 2.6(c)(iii) hereof, and otherwise, the Parent shall proceed directly against any Stockholder with respect to any claim for indemnification under this Section 8.2(b).

                        (c) In the event any of the Stockholders breaches any of his, her or its covenants set forth in this Agreement, such Stockholder severally and not jointly agrees to indemnify the Parent from and against the entirety of any Adverse Consequences the Parent may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach. The Parent shall be entitled to satisfy such claim from amounts of Escrowed Property withheld from distributions to be made to such Stockholder pursuant to Section 2.6(c)(iii) hereof, and otherwise, the Parent shall proceed directly against any Stockholder with respect to any claim for indemnification under this Section 8.2(c).

                            (d) (i) The Series A Stockholders and the Series B
Stockholders agree to indemnify the Parent from and against any Adverse Consequences the Parent may suffer through and after the date of the claim for indemnification arising directly out of the indemnification provisions of the Louisville Contract and the Lexington Contract (or the indemnification provisions of any other sale contract with respect to the Lexington Stations or the Louisville Station).

                                (ii) The Series A Stockholders agree to
indemnify the Parent from and against any Adverse Consequences the Parent may suffer through and after the date of the claim for indemnification arising directly out of the indemnification provisions of the Cincinnati Contract, including any adverse tax consequences arising from the transactions contemplated by the Cincinnati Contract.

                            (e) Any indemnification claim arising under Section
8.2(a) hereof (other than any such claim arising from the breach of a covenant set forth in Section 5 hereof) shall be paid out of the Escrowed Property (and the accrued interest thereon), provided that, to the extent that the Escrowed Property (and the accrued interest thereon) is insufficient to cover such claim as a result of the adjustment set forth in Section 2.6(a) hereof, each Series A Stockholder and Series B Stockholder shall be obligated to pay to the Parent his, her or its pro rata portion of the amount by which such claim exceeds the Escrowed Property (and accrued interest thereon).

                  8.3. Indemnification Provisions for Benefit of the Stockholders. In the event the Parent breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8.1 hereof, provided that any of the Stockholders makes a written claim for indemnification against the Parent pursuant to Section 11.8 hereof within such survival period, then the Parent agrees to indemnify each of the Stockholders from and against the entirety of any Adverse Consequences the Stockholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences such Stockholder may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                  8.4.  Matters Involving Third Parties.

                        (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                        (b) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his, her or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and, provided further, however, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

                        (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) hereof, (i) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and
(ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                        (d) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with
Section 8.4(b) hereof, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (ii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

                  8.5. Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax consequences and insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8.

                  8.6. Exclusive Remedy. The remedies provided in Sections 8.1 through 8.5 hereof are intended to be the sole remedies of the Parties as to the other Parties subsequent to the Closing Date as to all matters arising out of the breach of any representations, warranties or covenants contained in this Agreement, except as expressly specified to the contrary in this Section 8.6. In the event that all conditions set forth in Section 7 hereof are satisfied on or before the Final Closing Date and the Closing of the transactions is not consummated as a result of actions taken by the Company or Stockholders, the Parent shall be entitled to seek as against the Company and Stockholders all remedies normally available to a party for breach of a contract, including but not limited to specific performance and damages proximately caused by the breach. In the event that all conditions set forth in Section 7 hereof are satisfied on or before the Final Closing Date and the Closing of the transactions is not consummated as a result of actions taken by the Parent, the Company's and the Stockholders' sole and exclusive remedy shall be as set forth in Section 10.2 hereof. Each of the Stockholders hereby agrees that he, she or it will not make any claim for indemnification against the Company and its Subsidiaries by reason of the fact that he, she or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand for indemnification by such Stockholder pursuant to this Section 8 brought by the Parent against such Stockholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         9. Tax Matters. The following provisions shall govern the allocation of responsibility as between the Parent and the Stockholders for certain tax matters following the Closing Date:

                  9.1. Tax Periods Ending on or Before the Closing Date. The Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Stockholders shall reimburse the Parent for (a) Taxes of the Company and its Subsidiaries with respect to such periods within fifteen (15) days after payment by the Parent or the Company and its Subsidiaries of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Final Adjustment Statement, and
(b) for all cost and expenses incurred by the Parent in connection with the Parent's preparation of Tax Returns pursuant to this Section 9.1.

                  9.2. Tax Periods Beginning Before and Ending After the Closing Date. The Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. The Stockholders shall pay to the Parent within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Tax period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Final Adjustment Statement. For purposes of this Section 9, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

                  9.3.  Cooperation on Tax Matters.

                        (a) The Parent, the Company and its Subsidiaries and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this
Section 9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Stockholders agree (i) to retain all books and records in their possession with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Parent, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the Parent reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Stockholders shall allow the Parent to take possession of such books and records.

                        (b) The Parent and the Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                        (c) The Parent and the Stockholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to ss.6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  9.4. Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

                  9.5. Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid equally by the Stockholders and the Parent when due. The Stockholders will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Parent will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. The expense of such filings (including fees payable in connection with Section 5.23 hereof) shall be borne equally by the Stockholders and the Parent.

         10.      Termination.

                  10.1. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                        (a) the Parent and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

                        (b) the Parent may terminate this Agreement by giving written notice to the Company and to the Stockholders' Representatives at any time prior to the Closing (i) in the event any of the Stockholders or the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Parent has notified the Company and the Stockholders' Representatives in writing of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (ii) if the Parent has the right to terminate this Agreement pursuant to Sections 5.8, 5.11 or 5.19 hereof, or (iii) if the Closing shall not have occurred on or before the Final Closing Date by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from the Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and

                        (c) the Company may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing (i) in the event the Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Parent of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the Final Closing Date by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from any of the Stockholders or the Company breaching any representation, warranty, or covenant contained in this Agreement; provided, however, that if the Closing has not occurred solely as the result of the condition set forth in Section 7.2(i) hereof not having been satisfied, and the Closing has not been delayed by the Parent pursuant to clause (b) of Section 2.3 hereof, the Parent shall have the right, at its option, to increase the number of Parent Class D Shares constituting the Aggregate Stock Merger Consideration so as to cause such condition to be satisfied), and, further provided, however, that if the Closing has not occurred solely as a result of the condition set forth in Section 7.2(i) hereof not having been satisfied and the Closing has been delayed by the Parent pursuant to clause (b) of
         Section 2.3 hereof, the Parent shall increase the number of Parent Class D Shares constituting the Aggregate Merger Consideration so as to cause such condition to be satisfied. In the event that additional Parent Class D Shares are issued pursuant to the preceding sentence, then such shares shall be issued to the Series A Stockholders, the Series B Stockholders and the Series D Stockholders in the same proportions as the Parent Class D Shares were to be issued to them as if the additional shares were not being issued.

                  10.2. Effect of Termination.

                        (a) If this Agreement is terminated pursuant to Sections 10.1(a), 10.1(b)(ii), 10.1(b)(iii) or 10.1(c)(ii) hereof, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

                        (b) If the Parent has the right to terminate this Agreement pursuant to Section 10.1(b)(i) hereof, then, at the Parent's election, in addition to any other remedy available to it, the Parent shall be entitled to an injunction restraining any such breach or threatened breach and, subject to obtaining any requisite approval of the FCC, to enforcement of this Agreement by a decree of specific performance requiring the Company and the Stockholders to fulfill their respective obligations under this Agreement, in each case without the necessity of showing economic loss or other actual damage and without any bond or other security being required. The remedies provided the Parent in this Agreement shall be cumulative and shall not preclude the assertion by the Parent of any other rights or the seeking of any other remedies against the Stockholders.

                        (c) If the Company terminates this Agreement pursuant to
Section 10.1(c)(i) hereof, then, the Company shall be entitled to the liquidated damages as set forth in Section 2.2(b) hereof; provided, however, that, if the Company terminates this Agreement pursuant to Section 10.1(c)(i) hereof after the Closing has been delayed by the Parent pursuant to clause (b) of Section 2.3 hereof, the Parent shall pay to the Company, in addition to the liquidated damages set forth in Section 2.2(b) hereof, cash in the amount of Ten Million Dollars ($10,000,000.00).

         11.      Miscellaneous.

                  11.1. Nature of Certain Obligations. The representations and warranties of each of the Stockholders in Section 3.1 hereof concerning the transaction are several obligations. This means that the particular Stockholder making the representation or warranty will be solely responsible to the extent provided in Section 8 hereof for any Adverse Consequences the Parent may suffer as a result of any breach thereof.

                  11.2. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Parent and the Stockholders; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                  11.3. No Third-Party Beneficiaries. Except as set forth in Sections 6.8, 6.9 and 6.11 hereof, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  11.4. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior negotiations, understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  11.5. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Parent and the Stockholders; provided, however, that the Parent may (a) assign any or all of its rights and interests hereunder to (i) one or more of its Affiliates or (ii) the Senior Lenders as collateral, and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Parent nonetheless shall remain responsible for the performance of all of its obligations hereunder), but in no event shall such an assignment be permitted if it would result in delaying the Closing.

                  11.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  11.7. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  11.8. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                to the Company:               Mr. L. Ross Love
                                              Chairman, CEO & President
                                              Blue Chip Broadcasting, Inc.
                                              1821 Summit Road, Suite 401
                                              Cincinnati, OH  45237
                with a copy to:               Paul F. Solomon, Esq.
                                              General Counsel
                                              Blue Chip Broadcasting, Inc.
                                              1821 Summit Road, Suite 401
                                              Cincinnati, OH  45237

                                              Richard G. Schmalzl, Esq.
                                              Graydon, Head & Ritchey LLP
                                              1900 Fifth Third Center
                                              511 Walnut Street
                                              Cincinnati, Ohio  45202

                to the Stockholders:          L. Ross Love (as the Series A
                                              Stockholders' Representative)
                                              Blue Chip Broadcasting, Inc.
                                              1821 Summit Road, Suite 401
                                              Cincinnati, OH  45237

                                              Nils Larsen (as the Series B
                                              Stockholders' Representative)
                                              Equity Group Investments, LLC
                                              Two North Riverside Plaza,
                                              6th Floor
                                              Chicago, IL  60606

                                              Lauren Tyler (as the Series D
                                              Stockholders' Representative)
                                              Quetzal/J. P. Morgan Capital
                                              Partners, L.L.C.
                                              1221 Avenue of the Americas,
                                              40th Floor
                                              New York, NY  10020

                to the Parent:                Alfred C. Liggins, III
                                              CEO/President
                                              Radio One, Inc.
                                              5900 Princess Garden Parkway,
                                              8th Floor
                                              Lanham, MD  20706

                with copies to:               Linda J. Eckard Vilardo, Esquire
                                              General Counsel
                                              Radio One, Inc.
                                              5900 Princess Garden Parkway,
                                              8th Floor
                                              Lanham, MD  20706

                                              and

                                              Scott R. Royster
                                              Chief Financial Officer/Executive
                                              Vice President
                                              Radio One, Inc.
                                              5900 Princess Garden Parkway,
                                              8th Floor
                                              Lanham, MD  20706
or to such other address as any party may have furnished to the other in writing, in accordance herewith.

                  Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  11.9.    Stockholders' Representatives.

                            (a) Appointment and Authority. The Series A
Stockholders, for themselves and their personal representatives and other successors, hereby constitute and appoint L. Ross Love (the "Series A Stockholders' Representative"), the Series B Stockholders, for themselves and their personal representatives and other successors, hereby constitute and appoint Nils Larsen (the "Series B Stockholders' Representative") and the Series D Stockholders, for themselves and their personal representatives and other successors, hereby constitute and appoint Lauren Tyler (the "Series D Stockholders' Representative") (each, a "Stockholders' Representative" and, collectively, the "Stockholders' Representatives") with full power and authority (including power of substitution), except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of the Stockholders or in their own name as Stockholders' Representatives, to take all actions required or permitted to be taken by the Stockholders, or any of them, under this Agreement (including the giving and receiving of all reports, notices and consents hereunder). Any action taken or document executed by the Stockholders' Representatives shall be valid and binding only if agreed to in writing or executed by all of the Stockholders' Representatives. The authority conferred under this Section 11.9 is an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the Stockholders, or by any of them, or by operation of law, whether by the death or incapacity of any Stockholder, the termination of any trust or estate, or the occurrence of any other event. If any Stockholder should die or become incapacitated, if any trust or estate should terminate, or if any other such event should occur, any action taken by the Stockholders' Representatives pursuant to this Section 11.9 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Stockholders' Representatives or the Parent shall have received notice of such death, incapacity, termination or other event. Any notice given to the Stockholders' Representatives pursuant to Section 11.8 hereof shall constitute effective notice to all Stockholders, and the Parent or any other person may rely on any notice, consent, election or other communication received from the Stockholders' Representatives as if it had been received from all Stockholders on whose behalf it was given.

                            (b) Successors. A Stockholders' Representative may
resign upon twenty (20) days' prior written notice to the Parent and each other Stockholder. Upon the death, resignation, removal or incapacity of a Stockholders' Representative, the Stockholders of the series of the Company's Common Stock who appointed such Stockholders' Representative shall appoint a successor Stockholders' Representative, by written consent of the holders of a majority of the outstanding shares of such series immediately prior to the Effective Time, and any successor Stockholders' Representative so appointed shall, with the surviving Stockholders' Representative, constitute the Stockholders' Representatives to the same effect as if originally named in this Section 11.9. The Stockholders of the series of the Company's Common Stock who appointed such Stockholders' Representative may remove its Stockholders' Representative at any time, by written consent of the holders of a majority of the outstanding shares of such series immediately prior to the Effective Time. The remaining Stockholders' Representatives shall give the Parent written notice of the appointment or removal of any Stockholders' Representative pursuant to this
Section 11.9, including a copy of the written consent of the Stockholders having the power to so appoint or remove such Stockholders' Representative relating thereto, as soon as practicable after any such appointment or removal, and such appointment or removal shall not be effective as against the Parent or the other Stockholders until such notice shall have been given, unless the Parent or the other Stockholders shall have actual knowledge of such appointment or removal.

                  11.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  11.11. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parent and the Stockholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  11.12. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  11.13. Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  11.14. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                  11.15. Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.


                                   RADIO ONE, INC.


                                   By:          /s/ Alfred C. Liggins, III
                                        ---------------------------------------
                                        Name:   Alfred C. Liggins, III
                                        Title:  President

                                   BLUE CHIP MERGER SUBSIDIARY, INC.


                                   By:          /s/Alfred C. Liggins, III
                                        ---------------------------------------
                                        Name:   Alfred C. Liggins, III
                                        Title:  President

                                   BLUE CHIP BROADCASTING, INC.


                                   By:          /s/ L. Ross Love
                                        ---------------------------------------
                                        Name:   L. Ross Love
                                        Title:  Chairman, CEO and President

                                   SERIES A STOCKHOLDERS:


                                                 /s/ L. Ross Love
                                   --------------------------------------------
                                                     L. Ross Love


                                                /s/ Cheryl H. Love
                                   --------------------------------------------
                                                    Cheryl H. Love


                                                /s/ Lovie L. Ross
                                   --------------------------------------------
                                                    Lovie L. Ross

                                   LRC LOVE LIMITED PARTNERSHIP


                                   By:         /s/ L. Ross Love
                                        ---------------------------------------
                                        Name:  L. Ross Love
                                        Title: General Partner


                                   LOVE FAMILY LIMITED PARTNERSHIP


                                   By:        /s/ L. Ross Love
                                        ---------------------------------------
                                        Name:  L. Ross Love
                                        Title: General Partner


                                   WINDINGS LANE PARTNERSHIP, LTD


                                   By:        /s/ J. Kenneth Blackwell
                                        ---------------------------------------
                                        Name:     J. Kenneth Blackwell
                                        Title:    General Partner


                                              /s/ J. Kenneth Blackwell
                                   --------------------------------------------
                                                  J. Kenneth Blackwell

                                             /s/ Calvin D. Buford
                                   --------------------------------------------
                                                 Calvin D. Buford



                                   BUFORD FAMILY LIMITED PARTNERSHIP


                                   By:      /s/ Calvin D. Buford
                                        --------------------------------------
                                        Name:    Calvin D. Buford
                                        Title:   General Partner


                                           /s/ Thomas Revely, III
                                   --------------------------------------------
                                               Thomas Revely, III


                                            /s/ C. Howard Buford
                                   --------------------------------------------
                                                C. Howard Buford


                                             /s/ Vada Hill
                                   --------------------------------------------
                                                 Vada Hill


                                             /s/ George C. Hale, Sr.
                                   --------------------------------------------
                                                 George C. Hale, Sr.


                                            /s/ Steven R. Love
                                   --------------------------------------------
                                                 Steven R. Love


                                           /s/ Stephen E. Kaufmann
                                   --------------------------------------------
                                               Stephen E. Kaufmann


                                            /s/ R. Dean Meiszer
                                   --------------------------------------------
                                                R. Dean Meiszer

                                   SERIES B STOCKHOLDERS:

                                   TREBUCHET CORPORATION


                                   By:        /s/ Frank E. Wood
                                      -----------------------------------------
                                        Name:    Frank E. Wood
                                        Title:   President

                                   TORCHSTAR COMMUNICATIONS, LLC


                                   By:        /s/ Peter C. B. Bynoe
                                      -----------------------------------------
                                        Name:    Peter C. B. Bynoe
                                        Title:   Manager

                                   BLUE CHIP VENTURE FUNDS PARTNERSHIP


                                   By:        /s/ John H. Wyant
                                      -----------------------------------------
                                        Name:    John H. Wyant
                                        Title:   Managing Director

                                   EGI-FUND (99) INVESTORS, L.L.C.


                                   By:        /s/ Donald J. Liebentritt
                                      -----------------------------------------
                                        Name:    Donald J. Liebentritt
                                        Title:   Vice President

                                   SERIES D STOCKHOLDERS:

                                   QUETZAL/J. P. MORGAN PARTNERS, L.P.


                                   By:       /s/ Reginald J. Hollinger
                                      -----------------------------------------
                                        Name:    Reginald J. Hollinger
                                        Title:   Managing Member

                               DISCLOSURE SCHEDULE

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                     CONCERNING BLUE CHIP BROADCASTING, INC.

                                                                Schedule 1(b)(i)
                                                             to Merger Agreement


                              KNOWLEDGE - COMPANY


L. Ross Love       -- Chief Executive Officer and President

Paul F. Solomon    -- Vice President - General Counsel and Secretary

Geoffrey Morgan    -- Chief Financial Officer and Treasurer

Cheryl Love        -- Vice President - Human Resources, Administration and
                      Information Technology

                                                              Schedule 1(b)(iii)
                                                             to Merger Agreement


                               KNOWLEDGE - PARENT


                                Alfred C. Liggins
                                Scott R. Royster
                              Linda Eckard Vilardo

                                                              Schedule 3.2(e) to
                                                                Merger Agreement


                              PARENT CAPITALIZATION


         Options exercisable for 237,027 shares of class A common stock.

        Options exercisable for 1,028,633 shares of class D common stock.